UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐	Soliciting Material Under § 240.14a-12
SJW Group
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Stockholders
April 1, 2025
To Our Stockholders:
Notice is hereby given that the 2025 Annual Meeting of Stockholders of SJW Group will be held on Wednesday, May 14, 2025 at 9:00 AM Eastern Time (the "Annual Meeting") at the offices of The Nasdaq Stock Market, Inc., 151 West 43rd Street, New York, New York 10036 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

Company Proposals

1	To elect nine directors to serve on the Board of Directors of SJW Group;

2	To approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement;

3	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of SJW Group for the fiscal year ending December 31, 2025; and

4	To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors has set the close of business on Monday, March 24, 2025 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.
You are cordially invited to attend the Annual Meeting in person. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote by telephone, via the Internet or by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section titled "Voting Procedure" on page 3 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the Annual Meeting by following the procedures set forth in this Proxy Statement. If you attend the Annual Meeting and wish to change your proxy vote, you may do so during the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2025: THE PROXY STATEMENT, THE FORM OF PROXY, AND THE ANNUAL REPORT FOR THE YEAR ENDED ON DECEMBER 31, 2024 ARE AVAILABLE AT https://www.astproxyportal.com/ast/13455.

Sincerely,
Eric W. Thornburg
President, Chief Executive Officer and
Chairman of the Board

SJW Group
110 W. Taylor Street
San Jose, California 95110

Proxy Statement for the 2025 Annual Meeting of Stockholders
To Be Held on May 14, 2025

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SJW Group, a Delaware corporation ("SJW Group" or the "Corporation"), for use at SJW Group's Annual Meeting of Stockholders to be held on Wednesday, May 14, 2025 at 9:00 AM Eastern Time and at any adjournment or postponement thereof. The Annual Meeting will be held at the offices of The Nasdaq Stock Market, Inc. ("Nasdaq"), 151 West 43rd Street, New York, New York 10036.
We are distributing proxy materials to stockholders primarily via the Internet under the SEC’s “Notice and Access” rules, thereby capturing cost and environmental benefits. We expect to mail or otherwise make available, on or about April 1, 2025, the Notice Regarding the Availability of Proxy Materials that contains information about the Annual Meeting and instructions on how to view all proxy materials, including our Annual Report on Form 10-K, on the Internet. Also included are instructions on how to vote and how to request a paper or e-mail copy of the proxy materials.
PURPOSE OF MEETING
The Board has called the Annual Meeting of Stockholders for the following purposes:

Proposals	Recommendation

Proposal 1: To elect nine directors to serve on the Board of SJW Group;	☑	FOR

Proposal 2: To approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement;	☑	FOR

Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of SJW Group for the fiscal year ending December 31, 2025; and	☑	FOR

Proposal 4: To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board recommends that stockholders vote "FOR" for each of the foregoing proposals, including, in the case of Proposal 1, a vote "FOR" each of the director nominees, and in the case of Proposals 2 and 3, a vote “FOR” the proposals.

VOTING RIGHTS AND SOLICITATION
Voting
Only stockholders of record on March 24, 2025, the record date, will be entitled to notice of, and to vote at the Annual Meeting. As of the close of business on March 24, 2025, there were 34,147,277 shares of common stock of SJW Group issued and outstanding. Each share of common stock is entitled to one vote on each proposal presented at the meeting.
Quorum and Votes Required
A majority of the voting power of all shares of the Corporation's common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy at the Annual Meeting in order to constitute a quorum.  Abstentions and broker non-votes (shares held of record by brokers for which the required voting instructions are not provided by the beneficial owners of those shares) are included in the number of shares present for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
If a broker or other nominee holds shares in its name on behalf of a stockholder who is a beneficial owner of such shares, the broker or nominee is not permitted to vote those shares on Proposals 1 and 2 in the absence of voting instructions from that stockholder, and therefore broker non-votes will occur if no such instructions are given. The broker or nominee is permitted to vote on Proposal 3 in the absence of voting instructions from the stockholders who are beneficial owners of such shares, therefore the Corporation does not expect any broker non-votes for Proposal 3.

Management Proposals	Board's Voting Recommend-ation	Vote Required for Approval	Effect of Abstention	Effect of Broker Non-Vote	Page Reference (for more detail)

Proposal 1: Election of Directors	FOR EACH NOMINEE	MAJORITY OF VOTES CAST	NO IMPACT	NO IMPACT	6

Proposal 2: Advisory Vote to Approve Compensation of the Named Executive Officers	FOR	MAJORITY OF VOTES PRESENT AND ENTITLED TO VOTE	AGAINST	NO IMPACT	27

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	MAJORITY OF VOTES PRESENT AND ENTITLED TO VOTE	AGAINST	N/A	28

Voting Procedure
Stockholders of record may vote at the Annual Meeting via:

:	(	*	C
Internet	Telephone	Mailing a completed proxy card prior to the Annual Meeting	Live during the Annual Meeting
Instructions for voting are provided below and also included on the proxy card, Notice of Internet Availability of Proxy Materials, email notification, and/or voting instruction form, as applicable. The Internet and telephone voting facilities will close at 11:59 PM Eastern Time on May 13, 2025. If a proxy is received from a stockholder that includes specific voting instructions, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified by the stockholder. If voting instructions are not specified, the shares represented by that proxy (if that proxy is not revoked) will be voted at the Annual Meeting FOR the election of each of the director nominees listed in Proposal 1, and FOR each of Proposals 2 and 3, and as the proxy holder may determine in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT PLEASE VOTE BY INTERNET, TELEPHONE, OR MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING
Using the information on your proxy card, you may vote shares registered in your name by:
•Internet: Going to www.voteproxy.com and following the on-screen instructions or scanning the QR code with your smartphone.
•Telephone: Calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States 1-201-299-4446 from foreign countries from any touch tone phone and following the instructions. Please have your proxy card available when you call.
•Mail: Completing, signing and dating each proxy card received and returning it in the envelope provided. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.
You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:
•Delivering written notice of revocation to the Corporate Secretary at SJW Group, 110 W. Taylor Street, San Jose, California 95110;
•Submitting a later dated proxy; or
•Attending and voting at the Annual Meeting.
Your attendance at the Annual Meeting will not, by itself, constitute a revocation of your proxy.
You may also have another person attend the Annual Meeting to represent you by executing a form of proxy designating that person to act on your behalf.
You or your representative may only vote the shares for which you are the record holder (as indicated in the stock transfer records of the Corporation). If you are a beneficial owner of shares, but those shares are held of record by another person such as a stock brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote those shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Annual Meeting Attendance
If you plan to attend the Annual Meeting, you will need one of the following proofs of ownership of the Corporation's common stock on the record date:
•Notice of Internet Availability of Proxy Materials mailed to you.
•The proxy card mailed to you if you received a copy of the Proxy Materials and you are a registered holder of the Corporation's common stock.
•A copy of a brokerage or other statement reflecting your stock ownership as of the record date if you hold your shares through a broker or through the Employee Stock Purchase Plan.
•A copy of the email with your control number if you received an e-mail with a link to the Proxy Materials.
You will also be asked to present valid picture identification to gain entrance to the Annual Meeting. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of the authorization.
In order to assure the holding of a fair and orderly meeting, management will limit the general discussion portion of the Annual Meeting and permit only stockholders or their authorized representatives to attend or address the Annual Meeting. No signs, handouts, cameras, recording equipment, or similar items may be brought into the Annual Meeting. Recording of the Annual Meeting is prohibited, including through a cellular phone. Bags, packages, and other items may be subject to inspection.
Proxy Solicitation Costs
The Corporation will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card, and any additional solicitation materials that the Corporation may provide to stockholders. Copies of solicitation materials will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. The Corporation will reimburse the brokerage firms, fiduciaries and custodians holding shares in their names for reasonable expenses incurred by them in sending solicitation materials to its beneficial stockholders. The solicitation of proxies will be made by regular or first-class mail and may also be made by telephone, facsimile, electronic mail, or personally by directors, officers and employees of the Corporation who will receive no extra compensation for such services. In addition, the Corporation has retained Georgeson LLC to act as a proxy solicitor in conjunction with the Annual Meeting. The Corporation has agreed to pay that firm $11,500, plus expenses, for proxy solicitation services.
Electronic Availability of Proxy Statement and Annual Report
To reduce the environmental impact of our Annual Meeting, we are making this Proxy Statement and Annual Report ("Proxy Materials") available to stockholders electronically via the Internet at https://www.astproxyportal.com/ast/13455 and on the Corporation’s website at http://www.sjwgroup.com/investor-relations/sec-filings. On or about April 1, 2025, the Corporation will begin mailing, or otherwise make available to stockholders, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Materials and how to vote.
If you would prefer to receive a paper copy of the Proxy Materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials or as provided below. If you have previously elected to receive the Proxy Materials electronically, you will continue to receive an e-mail notification with instructions to access the materials via the Internet unless you elect otherwise.

You may request a copy of the Proxy Materials, at no charge to you, using one of the methods below. To facilitate timely delivery, requests must be received by May 1, 2025.
•Internet: Going to https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials and following the on-screen instructions.
•Telephone: Calling 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers) and following the instructions.
•E-mail: Emailing help@equiniti.com and providing the requested information
One set of Proxy Materials, or Notice of Internet Availability of Proxy Materials, as applicable, is being delivered to multiple stockholders sharing an address unless you instruct us otherwise. Upon your request, using one of the methods below, we will deliver (i) a separate copy of the Proxy Materials, or Notice of Internet Availability of Proxy Materials, as applicable, to you at a shared address to which a single copy of the materials was delivered, and (ii) a single copy of Proxy Materials, or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of any of these materials.
•Internet: Going to https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials and following the on-screen instructions.
•Telephone: Calling 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers) and following the instructions.
•E-mail: Emailing help@equiniti.com and providing the requested information.

PROPOSAL 1 ELECTION OF DIRECTORS
General
Nine directors, who will constitute the entire Board of the Corporation following the Annual Meeting, are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until a successor for such director is duly elected and qualified, or until their earlier death, resignation or removal.
The Corporation's Bylaws provide a majority voting standard for the election of directors in uncontested elections. The election of directors at the Annual Meeting is uncontested, therefore under the Bylaws, each of the nine nominees set forth in this Proxy Statement must receive a majority of the votes cast with respect to such nominee director in order to be elected, i.e., the number of votes “for” the nominee must exceed the number of votes “against” the nominee. If an incumbent director does not receive the required majority vote, such director shall promptly tender his or her resignation to the Board. Within 90 days after the Annual Meeting, (i) the Nominating & Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken; and (ii) the Board will act on the tendered resignation, taking into account such Committee’s recommendation. If the Board does not accept the resignation, the Board is required to publicly disclose its decision and the rationale behind the decision. A director who tenders his or her resignation may not participate in the recommendation of the Nominating & Governance Committee or the decision by the Board with respect to his or her resignation. For more detail about the majority voting standard, see our Bylaws which are filed with the Securities and Exchange Commission ("SEC").
Unless otherwise specified on the proxy card, each returned proxy will be voted "FOR" the election of each of the nine nominees whose biographies are provided below, each of whom has been nominated by the existing Board upon the recommendation of the Nominating & Governance Committee. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee named by the present Board to fill the vacancy. As of the date of this Proxy Statement, SJW Group is not aware of any nominee who is unable or will decline to serve as a director.
Key Experience, Qualifications, and Skills of Board Nominees
The following biographies describe the particular experience, qualifications, and skills that led the Board to conclude that each nominee should serve as a director of SJW Group. The Board believes that each director nominee is individually qualified to make unique and substantial contributions to the Board, and that, collectively, their mix of skill sets and perspectives helps ensure that the Board will continue to be well-suited to provide the Corporation with valuable insight and effective oversight with respect to its business, overall performance, and strategic direction. No nominee or current director has any family relationship with any other current director, nominee or with any executive officer of the Corporation. Other than Eric W. Thornburg, whose employment relationships with the Corporation and its subsidiaries are described below, no nominee is or has been employed by the Corporation or its subsidiaries during the past five years. The age of each nominee is as of the date of the 2025 Annual Meeting.

Carl Guardino

Position with the Corporation: Director

Business Experience

Mr. Guardino currently serves as Vice President of Government Affairs and Policy at Tarana Wireless, Inc., a position he has held since November 2022. In 2007, the Governor of California appointed Mr. Guardino as a Commissioner of the California Transportation Commission and he is serving in his fifth term. Mr. Guardino served as the Chair of the Commission from March 2024 to February 2025, and as the Vice-Chair from March 2023 to February 2024. Mr. Guardino served as a director on the board of Equilar, Inc. until 2021. Mr. Guardino served as Executive Vice President, Government Affairs and Policy at Bloom Energy Corp. from 2020 to 2022. He served as President and Chief Executive Officer of the Silicon Valley Leadership Group (“SVLG”) from 1997 to 2020, and served as Vice President from 1991 to 1995. From 2002 to 2020, he also served as Executive Director of SVLG Foundation. He also held an executive position in governmental affairs with Hewlett-Packard Corporation from 1995 to 1997. From 1987 to 1990, he served as Chief Assistant for California State Assemblyman Rusty Areias. Mr. Guardino received a Bachelor of Arts in political science from San Jose State University where he is a Distinguished Alumnus.

Age: 63	Committees
Director Since: 2020	● Nominating & Governance
● Sustainability

Key Experience, Qualifications, and Skills
Mr. Guardino’s principal experience, qualifications and skills contribute to the Board's oversight of the Corporation's operations in a heavily regulated industry, its commitment to community involvement, and the Corporation's execution of its overall strategy. In addition to the items listed in the biographical data above, such experience, qualifications, and skills may be summarized as follows:

●	Experience leading the SVLG, a prominent public policy trade association that represents hundreds of Silicon Valley's most respected companies
●	Championed public policy at the local, state, and federal level for more than three decades
●	Led a number of successful ballot measures, especially in the areas of transportation and housing

Mary Ann Hanley

Position with the Corporation: Director

Business Experience

Ms. Hanley has been a Trustee of Goodwin University since 2018 and currently serves on the University’s Executive Committee, and as the Chair of its Economic and Strategic Development Committee since 2017. Ms. Hanley has also been a Director of Enders Island, a retreat center, and a member of its Finance Committee since 2021. Ms. Hanley served as a director of Connecticut Water Service, Inc. ("CTWS") from 1999 until its acquisition by the Corporation in 2019. Ms. Hanley served as Director of the Valencia Society, the endowment fund for St. Francis Hospital and Medical Center, which is part of Trinity Health of New England (“Trinity Health”), from 1998 to 2003, and as an officer for business development from 2003 to 2013, and liaison for government and community alliances at Trinity Health from 2013 to 2023. Ms. Hanley served as the Chair of the Board of Oak Hill School, the largest private non-profit provider of services for people with disabilities in Connecticut, from 2017 until 2021. From 1995 to 1998, she was Legal Counsel to the Governor's Office, State of Connecticut and then Director of the State's Office for Workforce Competitiveness from 1999 to 2010. Ms. Hanley received a Bachelor of Arts from UCONN and a Master's Degree in Public Policy from Trinity College and UCONN School of Law.

Age: 68	Committees
Director Since: 2019	● Audit
● Nominating & Governance
● Sustainability

Key Experience, Qualifications, and Skills
Ms. Hanley’s principal experience, qualifications, and skills contribute to the Board's oversight of the Corporation's governmental relations, legal, and risk management, corporate governance, and commitment to community involvement. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:

●	Over 10 years serving in state government both as a consultant and key government official in the offices of two Connecticut Governors
●	Over 15 years of direct interaction with the Connecticut General Assembly, executive branch agencies, and the state's Congressional delegation
●	Negotiated legislative initiatives with members of the Connecticut General Assembly, business leaders and others, including the resolution of a state budget stalemate
●
Served as Secretary/Treasurer for over 10 years of the Capitol City Economic Development Authority (now CRDA), which had oversight of a $1 billion investment in redeveloping downtown Hartford, Connecticut

●	Served as Director of the Office for Workforce Competitiveness for the Connecticut Employment and Training Commission, the statewide workforce board responsible for recommending policy and planning guidance to the Governor and the legislature on workforce related strategies, investments, and programs

Heather Hunt

Position with the Corporation: Director

Business Experience

Ms. Hunt currently serves as an Executive Director of the New England States Committee on Electricity, a position she has held since 2009. From 2003 to 2008, she was an attorney and practiced regulatory law in Connecticut. Ms. Hunt served as a director of CTWS from 2006 until its acquisition by the Corporation in 2019. From 2001 to 2003, Ms. Hunt was Director of State and Local Government Affairs at United Technologies Corporation and before that she worked at the Southern Connecticut Gas Company in various regulatory and public policy capacities, ultimately serving as its Vice President. Ms. Hunt served as a Commissioner of the Maine Public Utilities Commission from 1995 to 1998, and as a Commissioner of the Connecticut Department of Public Utility Control from October 1993 to 1995. Ms. Hunt received a Bachelor of Arts in Politics from Fairfield University, and a Juris Doctor from Western New England College School of Law.

Age: 59	Committees
Director Since: 2019	● Executive Compensation
● Nominating & Governance (Chair)

Key Experience, Qualifications, and Skills
Ms. Hunt’s principal experience, qualifications, and skills contribute to the Board's oversight of the Corporation's operations in a heavily regulated industry as well as its policies and practices related to legal and risk management, corporate governance, and its commitment to community involvement. In addition to the items listed in the biographical data above, such experience, qualifications, and skills may be summarized as follows:

●	Experience as a utility regulator in Connecticut and Maine in which she oversaw the rates and services of water and other public utilities
●	Experience interacting with government officials at the state level
●	Served as Vice President for a Connecticut natural gas utility, representing the company's interests before public utility regulators, and managing its government relations activities
●	Served as Director of State and Local Government affairs for Connecticut's then-largest employer
●	Owned a regulatory law practice and represented private and quasi-public entities in utility-related regulatory matters
●	Current service as the Executive Director of New England's Regional State Committee on Electricity

Rebecca Armendariz Klein

Position with the Corporation: Director

Business Experience

Ms. Klein is Principal of Klein Energy, LLC, an energy consulting company based in Austin, Texas, a position she has held since she founded the firm in 2006. Ms. Klein served on the Board of the Lower Colorado River Authority, including as Chair, from 2007 to 2013. Previously, Ms. Klein was the Chair of the Texas Public Utility Commission from 2001 to 2004. Ms. Klein also worked for KPMG Consulting (now Deloitte) where she headed the development of the Office of Government Affairs and Industry Relations in Washington, D.C., from 2000 to 2001. Ms. Klein currently serves on the board of Avista Corp., a publicly traded utility in the Pacific Northwest since 2010, and Diamondback Energy, a publicly traded oil and natural gas company since 2022. Ms. Klein is a Board member of Los Alamos Technical Associates, a privately held environmental remediation and engineering company since 2022. She is also the Founder and a director of the Texas Energy Poverty Research Institute since 2015. Ms. Klein retired from the U.S. Air Force Reserve as a Lieutenant Colonel in January 2015. Ms. Klein earned a Juris Doctor from St. Mary’s University School of Law in San Antonio, Texas. She also holds a Master of Arts in National Security Studies from Georgetown University, a Bachelor of Arts in Human Biology from Stanford University, and a Master of Business Administration from MIT.

Age: 60	Committees
Director Since: 2021	● Executive Compensation
● Finance
● Sustainability

Key Experience, Qualifications, and Skills
Ms. Klein's principal experience, qualifications and skills contribute to the Board's oversight of the Corporation's operations in a heavily regulated industry as well as its policies and practices with respect to governmental and regulatory affairs, legal and risk management, and corporate governance. In addition to the items listed in the biographical data above, such experience, qualifications, and skills may be summarized as follows:

●	Founder and Principal of a firm addressing regulatory, market dynamic, and capital acquisition matters for water, energy, and telecommunications companies
●	Served as chairman and commissioner of the Public Utilities Commission of Texas
●	Served as chairman and vice chairman of the Lower Colorado River Authority, a government owner and operator of water, electric, and hydropower systems
●	Experience in federal and state executive branches at the White House and in the Office of the Governor of Texas
●	Experience on the advisory board of the Stanford Women on Boards Initiative
●	25 years of military service as a Lieutenant Colonel in the U.S. Air Force Reserve

Denise L. Kruger

Position with the Corporation: Director

Business Experience

Ms. Kruger has over 30 years of experience in the utility industry, including serving as the Senior Vice President, Operations, Regulated Utilities, for Golden State Water Company, a subsidiary of American States Water that provides water and electric service to customers in California, from 2004 until 2021. During her tenure, Ms. Kruger had oversight of all functions in Regulated Utilities, including water operations, asset management, environmental quality, customer and community relations, customer service, water use efficiency, water resources, and customer growth through acquisitions of regulated water systems in California. She joined Golden State Water Company in 1992 as Manager of Quality Assurance and Water Quality. Ms. Kruger held the positions of Vice President, Water Quality, and Vice President, Customer Service. Ms. Kruger previously served as a director of the California Foundation for the Environment and Economy from 2016 to 2021, and as a director of the Water Research Foundation from 2005 to 2015, including serving as Chair from 2013 to 2015. Ms. Kruger received a Bachelor of Science Degree in Mechanical Engineering from the University of California-Davis, and a Master of Business Administration Degree from the University of California-Irvine.

Age: 61	Committees
Director Since: 2023	● Audit
● Sustainability

Key Experience, Qualifications, and Skills
Ms. Kruger’s principal experience, qualifications, and skills contribute to the Board's oversight of the Corporation's operations in a heavily regulated industry, including in connection with matters such as water supply and environmental and economic regulation. In addition to the items listed in the biographical data above, such experience, qualifications, and skills may be summarized as follows

●	Former Senior Vice President of Regulated Utilities at Golden State Water Company.
●	Former Chair of the Water Research Foundation, an organization responsible for over $460 million worth of water related research
●	Former Chair of the American Ground Water Trust
●	A proven leader in the drinking water industry with over 30 years experience
●	Served on Executive Committee of American Water Works Association
●	Board member of the California Foundation on the Environment and Economy
●	Former consultant to the California Water Association

Gregory P. Landis

Position with the Corporation: Lead Independent Director

Business Experience

Mr. Landis currently serves as Of Counsel to 3DLaw, PLLC (formerly, 300degrees PLLC), a position he has held since 2021, and was Of Counsel to Yarmuth LLP from 2016 until 2021. Prior to these roles, Mr. Landis served as General Counsel and Senior Vice President of TerraPower, LLC from 2013 until 2015, and Senior Advisor from 2015 until 2018. Mr. Landis also served as a director of Unwired Planet, Inc. from 2013 to 2015. He was General Counsel and then Senior Legal Advisor of Intellectual Ventures from 2007 until 2012. Previously, Mr. Landis served as the General Counsel and Executive Vice President of Vulcan Inc. from 2005 to 2007, and from 1995 to 2005 was the General Counsel of AT&T Wireless Services, Inc., where he also served as Executive Vice President and Corporate Secretary. From 1985 until 1995, Mr. Landis was a partner at the law firm of McCutchen, Doyle, Brown & Enersen. Mr. Landis holds a Juris Doctor, cum laude, from Harvard Law School and a Bachelor of Arts, magna cum laude, from Yale University.

Age: 74	Committees
Director Since: 2016	● Executive Compensation (Chair)
● Finance
● Nominating & Governance

Key Experience, Qualifications, and Skills
Mr. Landis’ principal experience, qualifications, and skills contribute to the Board's oversight of the Corporation's reporting and compliance requirements and corporate governance, and the Board’s consideration of potential acquisitions and dispositions by the Corporation. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:

●	Legal, corporate governance, and mergers and acquisitions experience, including nearly 20 years of experience as chief legal officer for public and private corporations and over 18 years in commercial litigation
●	Utility regulatory experience before the California Public Utilities Commission and the Federal Energy Regulatory Commission
●	Leadership of government relations functions at public and private companies
●	Experience serving on the board of directors, chairing the nomination and governance committee and serving on special committees of another publicly traded corporation
●	Service on various non-profit boards, including as board chair, finance committee chair, and strategic planning co-chair
●	Service on various executive committees, with oversight of key matters including compensation and benefits, business ethics, and recruiting

Daniel B. More

Position with the Corporation: Director

Business Experience

Mr. More currently serves as a Senior Advisor to Guggenheim Securities, a position he has held since 2015, and as a Director of Clearway Energy, Inc. since 2019. He served as a Managing Director and Global Head of Utility Mergers & Acquisitions of the Investment Banking Division of Morgan Stanley from 1996 until his retirement in 2014. Mr. More has been an investment banker since 1978 and has specialized in the utility sector since 1986. He served as a director of Saeta Yield from 2015 until 2018, and served as a director of the New York Independent System Operator from 2014 until 2016. Mr. More holds a Bachelor of Arts in Economics from Colby College, and a Master of Business Administration in Finance from the Wharton School at the University of Pennsylvania.

Age: 68	Committees
Director Since: 2015	● Audit (Chair)
● Executive Compensation
● Finance (Chair)

Key Experience, Qualifications, and Skills
Mr. More’s principal experience, qualifications, and skills contribute to the Board's oversight of the Corporation's financial reporting requirements, financing transactions and capital raising activities, as well as the Board’s consideration of potential acquisitions and dispositions by the Corporation. In addition to the items listed in the biographical data above, such experience, qualifications, and skills may be summarized as follows:

●	Over 30 years of experience in investment banking, including capital raising, privatizations, and mergers and acquisitions with specialization in the utility sector since 1986
●	Experience and knowledge in business strategy, strategic initiatives, corporate governance, and executive recruiting
●	Experience and knowledge of utility regulation, cost of capital proceedings, and the rate making process

Eric W. Thornburg

Position with the Corporation: President, Chief Executive Officer, and Chairman of the Board

Business Experience

Mr. Thornburg has been the President and Chief Executive Officer(1) of the Corporation and SJW Land Company, and Chief Executive Officer of San Jose Water Company and SJWTX, Inc. since 2017, and Chairman of the Board of the Corporation, San Jose Water Company, SJW Land Company and SJWTX, Inc. since 2018. Since 2019, Mr. Thornburg has also served as Chairman of the Board of SJWNE LLC and CTWS and its subsidiaries. Prior to joining the Corporation, Mr. Thornburg served as President and Chief Executive Officer of CTWS from 2006 until 2017, and Chairman of the Board of CTWS from 2008 until 2017. Mr. Thornburg served as President of Missouri-American Water, a subsidiary of American Water Works Corporation from 2000 to 2004. From 2004 to 2006, he served as Central Region Vice President-External Affairs for American Water Works Corporation. Mr. Thornburg holds a Bachelor of Arts in Biology and Society from Cornell University, and a Master’s Degree in Business Administration from Indiana Wesleyan University.

Age: 65
Director Since: 2017

Key Experience, Qualifications, and Skills
Mr. Thornburg’s principal experience, qualifications and skills contribute to the Board's oversight of the Corporation's operations in a heavily regulated industry, management of its water supply and execution of its overall strategy. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:
●	Over 30 years of leadership experience in the investor-owned water utility profession across 10 states and current service as the President, Chief Executive Officer, and Chairman of the Corporation with intimate knowledge and experience of the Corporation’s day-to-day operations
●	Served as President and Chief Executive Officer of another publicly traded water utility for over 11 years, including 10 years as Board Chairman
●	Served as President of the National Association of Water Companies in 2011, and as a Director for an aggregate of 10 years
●	Served as a Trustee of the Water Research Foundation until January 2022

(1) Effective July 1, 2025, Mr. Thornburg will retire as President and Chief Executive Officer, and as an employee of the Corporation but will continue to serve as the Corporation's non-executive Chair of the Board.

Carol P. Wallace

Position with the Corporation: Director

Business Experience

Ms. Wallace currently serves as a director of Sandstone Group, LLC, a position she has held since 2012. Prior to serving on the Board of the Corporation, Ms. Wallace served as a director of CTWS from 2002 until its acquisition by the Corporation in 2019, as Chair of the CTWS Board from 2017 to 2019, and as Lead Independent Director of CTWS from 2012 until 2017. She served as the Chief Executive Officer of Cooper-Atkins Corporation, a manufacturer of temperature acquisition instruments, from 1994 until 2018, and as an employee from 1991, prior to its new ownership. She served as a Board Member of Middlesex Hospital, Middletown, Connecticut from 2013 until 2018. Ms. Wallace served as a director of Zygo Corporation from 2005 until 2014. Ms. Wallace received a Bachelor of Arts in Biology from Middlebury College.

Age: 70	Committees
Director Since: 2019	● Audit
● Finance
● Sustainability (Chair)

Key Experience, Qualifications, and Skills
Ms. Wallace’s principal experience, qualifications, and skills contribute to the Board's oversight of the Corporation's executive leadership development, strategic planning, and customer and employee relations. In addition to the items listed in the biographical data above, such experience, qualifications, and skills may be summarized as follows:

●	24 years of experience as CEO of Cooper-Atkins Corporation, a technology company that had $50 million in annual sales, with overall responsibility for all financial activity, audit, executive compensation, real estate, governance, management risk assessment, IT and strategic initiatives
●	Experience with executing acquisitions
●	Familiarity with and knowledge of regulatory activity related to the water industry
●	Prior service as the Chair of the Connecticut Business & Industry Association
●	Experience interacting with government officials at the state level

Recommendation of the Board
☑
The Board unanimously recommends that stockholders vote FOR the election of the nine nominees beginning on page 7. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR each of the nine nominees.

Director Independence
The Board has affirmatively determined that each of its current directors who served during the 2024 fiscal year, and each nominee for election at the Annual Meeting, other than Eric W. Thornburg, the Corporation's President, Chief Executive Officer, and Chairman of the Board, is independent within the meaning of the director independence standards of Nasdaq, as currently in effect.
The Board has determined that each member of the Audit Committee and each member of the Executive Compensation Committee (the "Compensation Committee") also meet the additional independence criteria promulgated by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Nasdaq standards for Audit Committee membership and the Compensation Committee membership, respectively.
Nomination of Directors
The Board has approved Corporate Governance Policies that, among other things, include specific qualifications that the Nominating & Governance Committee believes must be met by each nominee prior to recommendation by the Nominating & Governance Committee for a position on the Board. Pursuant to these Corporate Governance Policies, in making nominations, including re-nominations, and appointment decisions, the Board and the Nominating & Governance Committee seek to select highly qualified candidates and consider a variety of factors, including the following criteria:
•experience, knowledge and expertise in relevant areas affecting the Corporation’s business, including first-hand relevant business experience and achievement within the utility industry or an expressed willingness and capability to develop an understanding of the regulated utility industry;
•professional and personal integrity and ethical character;
•ability to assist in effective oversight and decision-making by the Board, including experience on other boards;
•the absence of any interests that would materially impair his or her ability to exercise judgment or otherwise discharge the fiduciary duties owed as a director to the Company and its stockholders;
•the skills and specific qualities required in the context of the current composition of the Board, including appropriate skills, expertise, and independence to serve on or lead the committees of the Board;
•any requirements under applicable laws and regulations;
•ability and willingness to serve for a full term and to devote adequate time to prepare for, attend and participate in meetings of the Board and of all committees on which they serve;
•in the case of incumbent directors, attendance at and participation in Board and committee meetings and other past contributions to the Board; and
•such other factors as the Nominating & Governance Committee deems appropriate.
When considering potential nominees for directors, the Nominating & Governance Committee and the Board take into account differences of viewpoint, varied professional or governmental experience, education and advanced degrees, skill set, and other individual qualities and attributes.

Below is a summary of the competencies that the Board has identified as particularly valuable to its oversight of the Corporation and illustrates how the current nominees individually and collectively represent them. This matrix is intended to provide a summary of our director nominees’ qualifications, experience, and skill sets and is not a complete list of each director nominee’s strengths or contributions to the Board. Additional details on each director nominee’s background and relevant skills, experiences, and qualifications are included in their biographies.

Key Experience, Skills, and Qualifications	Guardino	Hanley	Hunt	Klein	Kruger	Landis	More	Thornburg	Wallace
Water Industry An understanding of the specific challenges and opportunities the Corporation faces		✓	✓	✓	✓			✓	✓
Highly Regulated Industry An understanding of complex regulatory frameworks, providing insight on regulatory matters, and offering perspective on compliance and risk considerations.	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Utility Commission An understanding of regulatory requirements, service reliability, and rate structures, supporting alignment with industry standards and public interest considerations			✓	✓
Strategic Initiatives, Mergers & Acquisitions Assessment of growth opportunities, market positioning, and long-term corporate strategy				✓	✓	✓	✓	✓	✓
Executive Leadership Strategic direction and organizational alignment with corporate goals	✓				✓	✓		✓	✓
CEO/CFO of Publicly Traded Company Financial and strategic goals of the Corporation									✓
Director of Publicly Traded Company Strategic direction, corporate governance, and performance in alignment with stakeholder interests		✓	✓	✓		✓	✓		✓
Finance and Audit Effective oversight of the Corporation's financial reporting and fiscal discipline		✓			✓		✓		✓
Executive Compensation and Benefits Competitive and fair compensation structures				✓		✓	✓		✓
Corporate Communications, Public Policy, and Government Relations An understanding of stakeholder expectations, regulatory and legislative dynamics, and reputational considerations	✓	✓	✓	✓	✓	✓
Legal, Corporate Governance and Risk Oversight of regulatory compliance in complex legal landscapes, business practices, and enterprise risk management		✓	✓	✓	✓	✓			✓
Information Technology, Cyber, and AI Familiarity with the evolving cyber landscape, data security, and risk awareness				✓
Safety The Corporation's commitment to risk awareness, workplace and operational safety, and corporate responsibility	✓			✓	✓			✓	✓
Sustainability Long-term strategies that integrate environmental responsibility, community well-being, and the stewardship of water quality, supply, and conservation	✓	✓	✓	✓	✓			✓	✓
Stockholders may nominate a person for election as a director at the Annual Meeting by complying with the procedures set out in the Corporation's Bylaws and other applicable federal and state laws governing the election of directors and distribution of proxy materials. See the section titled "Stockholder Proposals For The 2025 Annual Meeting" that appears later in this Proxy Statement. Stockholders may also recommend director candidates for consideration by the Nominating & Governance Committee by sending a written recommendation with the same information required under the Corporation’s Bylaws for director nominations to SJW Group, Attention: Corporate Secretary, 110 W. Taylor Street, San Jose, California 95110. The Nominating & Governance Committee will evaluate recommendations from stockholders in the same manner that it considers recommendations from other sources.

CEO Transition
The Board believes that one of its most important responsibilities is to ensure that the Corporation has the right leadership team in place to execute the Corporation’s long-term strategy. To fulfill this responsibility, the Board, directly and through the Nominating & Governance Committee, actively reviews and discusses short- and long-term succession and development plans for the Corporation’s Chief Executive Officer and other senior executive officer positions at least annually, including by periodically reviewing potential internal and external candidates for such positions.
On February 27, 2025, the Corporation announced that Eric W. Thornburg is retiring from his positions as the Corporation’s President and Chief Executive Officer, and as an employee of the Corporation, effective as of July 1, 2025, and that the Board unanimously elected Andrew F. Walters, the Corporation’s current Chief Financial Officer and Treasurer, to succeed Mr. Thornburg as Chief Executive Officer, effective as of such date. The Board has had the opportunity over multiple years to witness Mr. Walters' substantial contributions to the Corporation as a member of the Corporation’s executive leadership team and is confident in Mr. Walters' ability to lead the Corporation into the future. The appointment is the result of a multi-year planning process that is designed to support Mr. Walters' successful transition into his new role while maintaining continuity of leadership.
As further discussed in the "Board Leadership Structure" section below, Mr. Thornburg will continue to serve as the Chair of the Board following his retirement as President and Chief Executive Officer. Also effective as of July 1, 2025, the Board will increase the size of the Board by one director and appoint Mr. Walters to serve as a member of the Board.
Board Leadership Structure
The Board does not believe that any one leadership structure is most effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chair and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances, as well as effective and productive oversight of management. Thus, the Board believes it is important to retain flexibility to determine which leadership structure best serves the interests of the Corporation and its stockholders based on a consideration of all relevant factors, including, but not limited to, the needs and opportunities of the Corporation and the particular composition of the Board and management at the applicable time. Consistent with the Board's commitment to strong independent oversight of management, the Board has adopted a policy requiring the appointment of a Lead Independent Director of the Board at any time when the Chair is not independent. Currently, the positions of Chief Executive Officer and Chair of the Board are held by Eric W. Thornburg, the Corporation’s President and Chief Executive Officer, and Gregory P. Landis, an independent director, serves as the Lead Independent Director.
As part of the Board’s succession planning process for the CEO transition, the Board undertook a review of its leadership structure and determined that having Mr. Thornburg continue to lead the Board as Chair during a transitional period will support appropriate leadership continuity. Therefore, Mr. Thornburg will serve as non-executive Chair of the Board beginning on July 1, 2025. The Board believes that Mr. Thornburg’s experience as our President and Chief Executive Officer, his existing relationships with the Board, his deep understanding of the Corporation’ s industry, business operations, regulatory environment, and strategic initiatives, and his professional experience and leadership skills uniquely position him to serve as Chair of the Board at this time.

When determining the most appropriate leadership structure for the Corporation, the Board also considered the strong role that our Lead Independent Director and other corporate governance practices play in promoting the independence and effectiveness of our Board. Pursuant to the Corporation's Corporate Governance Policies, Mr. Landis, our Lead Independent Director, has been empowered with the following robust and well-defined duties and responsibilities:
•serving as principal liaison between the independent directors and the Chair and Chief Executive Officer;
•having the authority to call meetings of the independent directors;
•chairing meetings of the Board when the Chair is not present;
•advising and consulting with the Chair regarding the information provided to directors in connection with Board meetings;
•ensuring that the independent directors have adequate opportunities to meet and discuss key issues (including in connection with overseeing Chief Executive Officer and management succession planning) in executive sessions or at separate meetings without management being present and presiding at such executive sessions and meetings;
•providing feedback from executive sessions to the Chair and Chief Executive Officer;
•responding directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group; and
•being available for consultation and direct communication with major stockholders.
The Board believes that Mr. Landis’ extensive experience and skill in corporate governance, legal compliance, and oversight functions of public companies enable him to serve as an effective Lead Independent Director. For these reasons, the Board believes that separating the Chair and Chief Executive Officer positions, and having Mr. Thornburg to continue to serve as a non-executive Chair following his retirement, in combination with having Mr. Landis serve in the Board’s Lead Independent Director role, will provide strong, collaborative and consistent leadership of the Corporation throughout the CEO transition period while maintaining effective and independent oversight of management.
Nevertheless, the Board will continue to periodically review and assess the leadership structure, including by taking into account input and recommendations from the Nominating & Governance Committee and other members of the Board, to ensure it continues to provide effective guidance to and independent oversight of management.
Board's Role in Risk Oversight
The Corporation has implemented an internal risk assessment process to identify, assess, and manage the principal risks facing the Corporation, including risks associated with the Corporation's regulatory environment, business operations and continuity, legal, compliance, information technology, and data storage and retrieval facilities, cyber, financial and accounting matters, internal controls over financial reporting and disclosure controls, and compensation policies. While management has day-to-day responsibility for assessing, managing and monitoring the Corporation's risk exposure, the Board and its committees provide active oversight of such efforts. The Board and its committees regularly review and discuss key potential risks, including the nature, extent, likely timeframe and immediacy of such risks, their potential impact on the business and operations of the Corporation and management's related mitigation and monitoring strategies and practices.
Members of senior management regularly provide the Board and its committees with timely and substantive information regarding short-term and long-term risks of the Corporation, including quarterly and annual risk analysis reports. To the extent appropriate, the Board also consults with experts and advisors to assist in specialized areas of risk assessment, such as cybersecurity and regulatory, and to develop solutions and strategies to mitigate and monitor these risks.

The Board implements its risk oversight function both as a whole and through its committees, which play a significant role in overseeing certain key risks within their purview, as set forth in their charters. The Chair of each committee provides regular reports to the Board regarding their risk oversight responsibilities and other significant activities to ensure that the Board remains informed.
For example, the Audit Committee meets periodically with senior leadership and other employees to discuss management's policies and practices with respect to risk assessment and risk management and oversees financial, accounting, cyber and information security risk, and legal and regulatory compliance risks, among others.
The Compensation Committee oversees risk management as it relates to compensation plans, policies and practices for all employees, including executive officers, and assesses whether such compensation programs could create incentives for employees to take excessive or inappropriate risks that could have a material adverse effect on the Corporation. See the section titled "Risk Assessment of Compensation Policies and Practices" later in this proxy statement.
The Nominating & Governance Committee monitors the effectiveness of the Corporation's corporate governance guidelines and policies and oversees risks associated with the Corporation's governance policies, the Board's composition, size and independence, the qualifications of directors, and director and management succession planning.
The Finance Committee oversees risk related to the Corporation’s growth strategy and financing matters through its review and evaluation of the Corporation's acquisition opportunities, business development proposals, debt and equity financings, and dividend policy, and its oversight of communications with rating organizations.
The Sustainability Committee oversees risks and provides guidance to the Board regarding health and safety, water and environmental matters, and affordability to our customers.
The Board's risk oversight process is also designed to align with the disclosure controls and procedures of the Corporation. As part of this process, management members responsible for analyzing public disclosure requirements, including disclosure required under the rules and regulations of the SEC, participate in Board meetings and other Board communications, during which public disclosure requirements are identified and assessed to ensure timely compliance. The Corporation has also established a Disclosure Committee consisting of senior management that meets on a quarterly basis to discuss and review various SEC disclosure requirements, and that coordinates with the Audit Committee and the Board regarding compliance with public disclosure obligations.

Board Committees
The Board has a standing Audit Committee, Compensation Committee, Nominating & Governance Committee, Finance Committee, and Sustainability Committee. The Board has the authority to form additional committees, and has done so from time to time, to address matters specifically identified by the Board. The charters for each of the standing committees may be found on the Corporation's website at www.sjwgroup.com. The duties and composition of each committee is included in the table below.

Committee	Current Members	Responsibilities
Audit Committee Meetings in 2024: 9	Daniel More (Chair) Mary Ann Hanley Denise L. Kruger Carol Wallace
•Assists the Board in its oversight of the integrity of the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation's compliance with legal and regulatory requirements, the Corporation's systems of internal controls, the qualifications and independence of the independent accountants, and the quality of the Corporation's accounting and financial reporting processes generally.
•Reviews significant accounting policies and the financial results with management and the independent public accountants.
•Independence: The Board has determined that each of the current members of the Audit Committee is independent as such term is defined pursuant to the Exchange Act and the corporate governance listing standards of the Nasdaq with respect to audit committee members. The Board has also determined that each of Mr. More, and Mses. Kruger and Wallace is an "audit committee financial expert" as defined in SEC rules, and that all Audit Committee members are financially literate.

Compensation Committee Meetings in 2024: 6	Gregory P. Landis (Chair) Heather Hunt Rebecca A. Klein Daniel B. More
•Assists the Board in its responsibilities with respect to the compensation of the Corporation's executive officers and administers certain employee benefit plans, including the Corporation's Long-Term Incentive Plan and other incentive plans that may be adopted by the Corporation.
•Authorized to approve the compensation payable to the Corporation's executive officers, approve all perquisites, equity incentive awards and special cash payments made or paid to executive officers, and to approve severance packages with cash and/or equity components for the executive officers.
•Reviews and recommends to the Board appropriate director compensation programs.
•Compensation Consultant: The Compensation Committee retained Mercer (US), Inc. ("Mercer") to serve as its independent compensation consultant, and to provide advice on executive officer and director compensation for the 2024 fiscal year. Mercer's role, the nature and scope of its assignments, and the material elements of the instructions or directions given to Mercer with respect to the performance of its duties are more fully set forth in the section titled "Compensation Discussion and Analysis" that appears later in this Proxy Statement.
•Independence: The Board has determined that each of the current members of the Compensation Committee is independent as such term is defined pursuant to the Exchange Act and the corporate governance listing standards of the Nasdaq with respect to compensation committee members.

Nominating & Governance Committee Meetings in 2024: 4	Heather Hunt (Chair) Mary Ann Hanley Carl Guardino Gregory P. Landis
•Reviews and proposes changes to the Corporation's corporate governance policies.
•Develops criteria for evaluating performance of the Board.
•Determines the requirements and qualifications for members of the Board, and recommends to the Board nominees for the position of director of the Corporation.
•Independence: The Board has determined that each of the current members of the Nominating & Governance Committee is independent under the corporate governance listing standards of the Nasdaq.

Committee	Current Members	Responsibilities
Finance Committee Meetings in 2024: 7	Daniel B. More (Chair) Rebecca A. Klein Carol Wallace Gregory P. Landis
•Assists the Board in overseeing the Corporation’s strategy and financings.
•Reviews and makes recommendations to the Board regarding the Corporation’s long-term growth strategy, public and private financing, equity repurchase programs, dividend payments, and other distributions of equity.
•Reviews significant rating agency communications, the Corporation's credit ratings, and business opportunities.

Sustainability Committee Meetings in 2024: 4	Carol Wallace (Chair) Mary Ann Hanley Rebecca A. Klein Denise L. Kruger Carl Guardino
•Provides guidance to the Board regarding plans, programs, and activities related to the health and safety of employees, customers, business partners, and the public.
•Provides guidance to the Board on plans, programs, and activities related to environmental stewardship and sustainability, water quality, operational efficiency, conservation, and water supply policies and water supply projects.

Evaluation of Board and Committee Performance
Annually, the Board and each of our committees conduct a self-evaluation pursuant to our Governance Policies and committee charters.  The Nominating & Governance Committee is responsible for overseeing this evaluation and providing an annual report to the Board regarding the results of such evaluations, including a review of the Board’s overall effectiveness and any additional areas in which the Board or management believes the Board can impact the Corporation.
Communications with the Board
Communications to the Board may be submitted by email to boardofdirectors@sjwater.com or by writing to SJW Group, Attention: Corporate Secretary, 110 W. Taylor Street, San Jose, California 95110. The Corporate Secretary reviews all such communications and forwards relevant questions or comments to named directors or committees or the Lead Independent Director, as appropriate. General comments or inquiries from stockholders are also forwarded to the appropriate individual within the Corporation, including the President, as appropriate.
Interested parties may make their concerns known to non-employee directors or independent directors on a confidential and anonymous basis either online at sjwgroup.ethicspoint.com or by calling the Corporation's toll-free hotline, 1-833-506-6151.
Code of Conduct
The Corporation has adopted a Code of Conduct that applies to the directors, officers and employees of the Corporation. A copy of the Code of Conduct may be found at the Corporation's website at www.sjwgroup.com. In the event that we make any amendments to or grant any waivers of a provision of the Code of Conduct which applies to any executive officer or director that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver, and the reasons therefore, on our website at www.sjwgroup.com.
Board Meetings
During fiscal year 2024, the Board held a total of eleven meetings, including regular and special meetings. Each director attended or participated in 75 percent or more of the aggregate of: (i) the total number of regular and special meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2024 fiscal year. As Lead Independent Director, Mr. Landis presided at all Board meeting executive sessions of non-employee directors or independent directors in 2024.
Pursuant to the Corporation's Governance Policies, each member of the Board is strongly encouraged to attend the Annual Meeting of stockholders. All members of the Board who were nominated for election at the 2024 annual meeting attended such meeting.

Compensation of Directors
The Compensation Committee reviews the compensation of the non-employee members of the Board, generally every two years, by, amongst other factors, taking into account benchmarking provided by Mercer, the Committee's independent compensation consultant, and recommending changes to the Board when it deems appropriate. Effective 2025, the Board adopted retainers for the members of each of the Board's committees in lieu of committee meeting fees. See the tables below for the 2024 and 2025 non-employee director compensation.
2024 Non-Employee Director Compensation
The following table sets forth certain information regarding the compensation of each non-employee director of the Corporation for the 2024 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Carl Guardino	102,000	92,231	194,231
Mary Ann Hanley	115,500	92,231	207,731
Heather Hunt	115,000	92,231	207,231
Rebecca A. Klein	114,000	92,231	206,231
Denise L. Kruger	109,500	92,231	201,731
Gregory P. Landis	148,500	92,231	240,731
Daniel B. More	145,000	92,231	237,231
Carol P. Wallace	128,500	92,231	220,731
(1)Consists of the annual retainer and meeting fees for service as a member of the Board for the 2024 fiscal year, including amounts deferred under the Corporation’s Deferral Election Program for Non-Employee Board Members. For further information concerning such fees, see the section below titled "2024 Director Annual Retainer and Meeting Fees."
(2)Represents the grant-date fair value of restricted stock unit awards covering 1,812 shares of the Corporation's common stock made to the non-employee directors under the Formulaic Equity Award Program for Non-Employee Board Members described in the section below titled “Restricted Stock Units and the Formulaic Equity Award Program for Non-Employee Board Members.” The applicable grant-date fair value of each award was calculated in accordance with FASB ASC Topic 718 and accordingly determined on the basis of the closing selling price per share of SJW Group’s common stock on the award date as appropriately discounted to reflect the lack of dividend equivalent rights. The reported grant-date value does not take into account any estimated forfeitures related to service-vesting conditions. The aggregate number of unvested restricted stock units held as of December 31, 2024 by each non-employee director was 1,812.
2024 Director Annual Retainer and Meeting Fees
The following table sets forth the 2024 annual retainer fees for the non-employee directors of the Corporation.

2024 Annual Retainer ($)
Chair	100,000
Other Board Members	75,000
Additional Fee for Lead Independent Director	25,000
Audit Committee Chair	15,000
Executive Compensation Committee Chair	12,500
All other Committee Chairs	10,000

The 2024 meeting fees for non-employee Board and Committee members of the Corporation were $1,500 per meeting. The meeting fees are the same for attending Board and Committee meetings held telephonically.

Our non-employee directors may also receive fees, determined on a case-by-case basis by the Compensation Committee, and approved by the Board, for attending additional meetings other than Board or Committee meetings, such as Board retreats, strategic planning meetings, or other programs organized by the Corporation or its subsidiaries. During fiscal year 2024, each non-employee director was paid $1,500 for attending Board strategic planning meetings.
2025 Director Annual Retainer
Effective 2025, non-employee directors will no longer receive fees for attending meetings of the Board or its Committees. The following table sets forth the 2025 annual retainer fees for the non-employee directors of the Corporation, including the retainer for the non-executive chair which Mr. Thornburg is expected to begin receiving effective July 1, 2025 following his retirement as President and Chief Executive Officer, and as an employee of the Corporation.

Board/Committee	Role	Annual Retainer ($)
Board	Chair	225,000
	Lead Director	115,000
	Member	90,000
Audit	Chair	25,000
	Member	10,000
Compensation	Chair	20,000
	Member	7,500
Finance	Chair	15,000
	Member	5,000
Nominating & Governance	Chair	15,000
	Member	5,000
Sustainability	Chair	15,000
	Member	5,000
Non-Employee Director Stock Ownership Guidelines
The Board expects that each non-employee member of the Board will, within five years after his or her initial election or appointment to the Board, beneficially own and maintain shares of the Corporation’s common stock with an aggregate fair market value of not less than $350,000. Each non-employee director must retain beneficial ownership of at least 50 percent of the shares of common stock issued in connection with the vesting of the annual restricted stock unit grant to the director until the director is in compliance with the stock ownership guidelines. See the section below titled "Restricted Stock Units and the Formulaic Equity Award Program for Non-Employee Board Members."
Shares of the Corporation owned outright, and unvested and deferred shares of common stock of the Corporation issuable in connection with any equity grant to the non-employee member of the Board all count for the purpose of the guidelines. The directors are also subject to the Corporation's policies that preclude directors, and certain of their family members and affiliates, from engaging in hedging or or monetization transactions in the Corporation's common stock such as put and call options and short sales and from pledging the Corporation's common stock or holding such stock in margin accounts. See the section below titled "Policy Governing Hedging and Pledging of Common Stock."

Deferral Election Program for Non-Employee Board Members
Pursuant to the Deferral Election Program for Non-Employee Board Members (the “Deferral Election Program”), each non-employee director of the Board has the opportunity to defer (i) either 50 percent or 100 percent of their annual retainer fees for serving on the Corporation's Board, and (ii) 100 percent of their fees for attending pre-scheduled meetings of the Board or any committees on which they serve. The deferral election is irrevocable and must be made prior to the start of the year for which the fees are to be earned.
The fees which a non-employee director elects to defer under such program for the fiscal year are credited to a deferral election account pursuant to one of the following alternatives selected by the Compensation Committee: (i) in a lump sum on the first business day of that calendar year or as soon as administratively practicable thereafter; or (ii) periodically when the fees would otherwise become due and payable during such calendar year in the absence of their deferral election for that calendar year in which case the amounts credited shall be fully vested on crediting. In the event of such lump sum credit, the non-employee directors will vest in the portion of their account attributable to the Board or committee on which they serve during a calendar year in a series of 12 equal monthly installments upon their completion of each calendar month of service on the Board or committee during such calendar year. For the deferral election accounts established for the 2024 calendar year, the periodic credit alternative was utilized.
The deferral election account will be credited with a fixed rate of interest, compounded semi-annually, set at the start of each calendar year at the lower of (i) the then-current 30-year long-term borrowing cost of funds to San Jose Water Company, a wholly owned subsidiary of the Corporation ("SJWC"), (or the equivalent thereof), as measured as of the start of such calendar year, or (ii) 120 percent of the long-term applicable federal rate determined as of the start of such calendar year and based on semi-annual compounding.
Distribution of the vested balance credited to each director's deferral election account will be made or commence on the 30th day following their cessation of Board service either in a lump sum or through a series of up to 10 annual installments, in accordance with the director's payment election.
Mr. More elected to defer all of his 2024 annual retainer fees and pre-scheduled 2024 meeting fees, and Ms. Hanley elected to defer 50 percent of her 2024 annual retainer fees.
Restricted Stock Units and the Formulaic Equity Award Program for Non-Employee Board Members
The Corporation has implemented a Formulaic Equity Award Program for Non-Employee Board Members ("Formulaic Program") under the Amended and Restated Long-Term Incentive Plan which provides that at the close of business on the date of each annual stockholder meeting, each individual who is elected or re-elected to serve as a non-employee director of the Board will automatically be granted restricted stock units covering that number of shares of common stock (rounded up to the next whole share) determined by dividing the applicable annual amount by the fair market value per share on such date. Non-employee directors who commence service following the date of an annual stockholder meeting, and before the date that is two months prior to the next annual stockholder meeting, will automatically be granted restricted stock units based on the annual amount for the year of commencement of Board service, pro-rated for the period of service to the next annual meeting (the “Interim Award”). The applicable annual amount was $95,000 for 2024.
Each restricted unit awarded entitles the non-employee director to one share of the Corporation's common stock on the applicable vesting date of that unit. Each restricted stock unit award will vest in full upon the non-employee director's continuation of Board service through the day immediately preceding the date of the first annual stockholder meeting following the annual stockholder meeting at which that restricted stock unit award was made (or the one-year anniversary of the grant date of the Interim Award), subject to accelerated vesting following a change in control or cessation of Board service by reason of death or permanent disability prior to such vesting date.

Effective 2025, the Formulaic Program was amended to provide each non-employee director of the Board with the opportunity to defer receipt of their annual restricted stock award. The deferral election is irrevocable and must be made prior to the start of the year for which the award is to be made. The award may be deferred until the earliest of (i) the date on which the director separates from the Corporation, (ii) a date specified by the director in their annual deferral election form, and (iii) the date of the closing of a transaction that results in a change in control as the term is defined in the Formulaic Program.
Pursuant to the Formulaic Program, on June 20, 2024, each non-employee director elected at the 2024 annual stockholder meeting received an award of restricted stock units covering 1,812 shares of common stock.
Expense Reimbursement Policies
Under the Corporation's Director Compensation and Expense Reimbursement Policies, each non-employee director will be reimbursed for all reasonable expenses incurred in connection with their attendance at Board or committee meetings of the Corporation, or its subsidiaries, as well as their attendance at certain other meetings held by such companies. Expenses subject to reimbursement for fiscal year 2024 include the expense of traveling first class for any travel within the United States.

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
General
Pursuant to Section 14A(a)(1) of the Exchange Act, the Corporation's stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Corporation's named executive officers, as disclosed in this Proxy Statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. Although the stockholder vote on executive compensation is only an advisory vote, and is not binding on the Corporation, the Board, or the Compensation Committee, the Board and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions affecting the Corporation's executive officers.
In deciding how to vote on this proposal, the Board encourages you to read the "Compensation Discussion and Analysis" section beginning on page 31, and the "Summary Compensation Table" beginning on page 51. The Compensation Committee has made enhancements in recent years to better align our executive compensation programs with our strategic objectives, and to respond to changes in the marketplace and feedback received from stockholders and stockholder advisory groups as discussed in the Compensation Discussion and Analysis section of this Proxy Statement.
Vote Required
Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the Corporation’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
Resolution
The Corporation's stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the named executive officers in this Proxy Statement:
"Resolved that the Corporation's stockholders hereby approve the compensation paid to the Corporation's executive officers named in the Summary Compensation Table of this Proxy Statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this Proxy Statement."
The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the Corporation's named executive officers, as described in this Proxy Statement in accordance with the SEC compensation disclosure rules.

Recommendation of the Board
☑
The Board unanimously recommends an advisory vote FOR the resolution to approve the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of this resolution.

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as the Corporation's independent registered public accounting firm (the "independent accountants") for the fiscal year ending December 31, 2025. At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as the Corporation's independent registered public accounting firm for fiscal year 2025. In the event the stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider its selection.
Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Vote Required
Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the Corporation’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
Independent Accountants' Fees and Services
The following table sets forth the approximate aggregate fees billed to the Corporation during or for fiscal years 2024 and 2023:

	2024	2023
Audit Fees (1)	$2,220,000	$2,090,000
Audit-Related Fees (2)	—	100,000
Tax Fees (3)	—	—
All Other Fees (4)	253,790	203,790
Total Fees	$2,473,790	$2,393,790
(1)This category consists of the fees billed for those fiscal years for the audit of consolidated financial statements included in the annual report on Form 10-K, review of the condensed consolidated financial statements included in the quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)This category consists of fees billed in those fiscal years with respect to assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit and review of financial statements and are not reported under "Audit Fees."
(3)This category consists of fees billed in those fiscal years with respect to professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning. All tax fees, if any, would be approved by the Audit Committee.
(4)This category consists of fees billed in those fiscal years which are not covered by "Audit Fees," "Audit-Related Fees" and "Tax Fees." Other fees include fees billed for services provided by Deloitte related to the review of the Corporation's statement on Form S-3 and the issuance of a consent in 2024, and the preparation and issuance of comfort letters in connection with registered public offerings of the Corporation in 2023 and 2024.
The Audit Committee considered and concluded that the provision of services described above is compatible with maintaining the independence of Deloitte.
The Audit Committee adopted a pre-approval policy regarding the rendering of audit, audit-related and non-audit services by Deloitte. Audit fees are reviewed and approved by the Audit Committee annually. Audit-related and non-audit services are pre-approved by the Audit Committee. The Audit Committee delegated authority to its Chair to pre-approve specific services to be rendered by the independent accountants subject to ratification by the Audit Committee when it next convenes a meeting.

Recommendation of the Board
☑
The Board unanimously recommends a vote FOR the adoption of the proposal to ratify the appointment of Deloitte as SJW Group's independent registered public accounting firm for fiscal year 2025. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR this proposal.

OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 24, 2025, certain information concerning beneficial ownership of shares of the Corporation's common stock by each director and nominee for director of the Corporation, the Corporation's Chief Executive Officer, the Corporation's Chief Financial Officer and each of the Corporation's other executive officers named in the Summary Compensation Table below (the "named executive officers"), all directors, nominees, and executive officers as a group, and any beneficial owner of five percent or more of outstanding shares of common stock of the Corporation.
Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that spouses share authority under applicable law. None of the shares reported as beneficially owned by the named executive officers, directors, and nominees for director have been pledged as security for any loan or indebtedness.
Unless otherwise indicated, the principal address of each of the stockholders below is c/o SJW Group, 110 W. Taylor Street, San Jose, California 95110. The calculations in the table below are based on 34,147,277 shares of common stock issued and outstanding as of March 24, 2025. In addition, shares of common stock that may be acquired by the person shown in the table within 60 days of March 24, 2025, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

Name	Shares Beneficially Owned	Percent of Class
Directors and Nominees for Directors: (1)
Carl Guardino	4,996	*
Mary Ann Hanley (2)	7,440	*
Heather Hunt	7,095	*
Rebecca A. Klein	5,065	*
Denise L. Kruger	2,780	*
Gregory P. Landis	10,607	*
Daniel B. More (3)	12,942	*
Eric W. Thornburg, President, Chief Executive Officer and Chairman of the Board (4)	59,574	*
Carol P. Wallace	7,095	*
Named Executive Officers not listed above:		*
Andrew F. Walters, Chief Financial Officer and Treasurer (5)	17,510	*
Bruce A. Hauk, Chief Operating Officer (6)	5,188	*
Kristen A. Johnson, Senior Vice President and Chief Administrative Officer (7)	24,534	*
Tanya Moniz-Witten, President of SJWC (8)	3,871	*
All directors, nominees and executive officers as a group (15 individuals) (9)	182,317	*
Beneficial owners of five percent or more not listed above:
BlackRock, Inc. and Certain Subsidiaries (10) 55 East 52nd Street, New York, NY 10055	6,315,827	18.5%
Melinda C. Moss (11) 12275 El Camino Real, Suite 100, San Diego, CA 92130	2,552,000	7.5%
The Vanguard Group (12) 100 Vanguard Blvd., Malvern, PA 19355	2,465,745	7.2%
State Street Corporation (13) 1 Lincoln Street, Boston MA 02111	1,811,792	5.3%
*    Represents less than one percent of the outstanding shares of SJW Group's common stock.

(1)Except for Mr. Thornburg, includes 1,812 shares of common stock subject to a restricted stock unit award which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting.
(2)Includes 5,628 shares of common stock held under an IRA account.
(3)Represents shares of common stock held by the Daniel B. More Revocable Trust, of which Mr. More is the sole trustee.
(4)Excludes 76,844 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(5)Includes (i) 17,410 shares of common stock and (ii) 100 shares of common stock held by Mr. Walters' spouse. Excludes 15,739 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(6)Excludes 16,150 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(7)Includes (i) 7,109 shares of common stock and (ii) 17,425 shares of common stock subject to deferred share units that are vested and deferred, at Ms. Johnson's election, until termination of employment. Excludes 11,819 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(8)Excludes 14,223 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(9)Includes all individuals who are "executive officers" of the Corporation as that term is defined in Rule 3b-7 of the Exchange Act.
(10)Pursuant to Schedule 13G filed with the SEC on February 5, 2025, BlackRock, Inc. has sole power to vote or to direct the vote of 6,075,972 shares of common stock and sole power to dispose or to direct the disposition of 6,315,827 shares of common stock.
(11)Pursuant to Schedule 13G filed with the SEC on January 29, 2024, Melinda C. Moss has sole power to vote or to direct the vote of 2,552,000 shares of common stock and sole power to dispose or to direct the disposition of 2,552,000 shares of common stock.
(12)Pursuant to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group has sole power to vote or to direct the vote of zero shares of common stock, sole power to dispose or to direct the disposition of 2,397,642 shares of common stock, has shared power to vote or to direct the vote of 35,970 shares of common stock, and shared power to dispose or to direct the disposition of 68,103 shares of common stock.
(13)Pursuant to Schedule 13G filed with the SEC on February 5, 2025, State Street has sole power to vote or to direct the vote, and the sole power to dispose or to direct the disposition of zero shares of common stock, and has shared power to vote or to direct the vote of 1,606,708 shares of common stock, and shared power to dispose or to direct the disposition of 1,811,792 shares of common stock.
For further information concerning such restricted stock units and deferred stock awards, please see the sections titled "Compensation of Directors," "Summary Compensation Table," and "Grants of Plan-Based Awards" in this Proxy Statement.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive officer compensation policies and discusses the decisions relating to the compensation of our named executive officers for the 2024 fiscal year. The Executive Compensation Committee of the Board is responsible for reviewing and approving the compensation payable to our executive officers. For more information about our executive officers, please see the section entitled “Executive Officers of the Registrant” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 28, 2025.
Our named executive officers for 2024 are:

Eric W. Thornburg	Andrew F. Walters	Bruce A. Hauk
President, Chief Executive Officer, and Chairman(1)	Chief Financial Officer and Treasurer (2)	Chief Operating Officer(3)

Kristen A. Johnson	Tanya Moniz-Witten
Senior Vice President and Chief Administrative Officer(4)	President of SJWC(5)

(1) Effective July 1, 2025, Mr. Thornburg will retire as President and Chief Executive Officer and as an employee of the Corporation. Following his retirement as President and Chief Executive Officer and as an employee, Mr. Thornburg will remain as non-executive Chair of the Board.
(2) Effective July 1, 2025, Mr. Walters will succeed Mr. Thornburg as Chief Executive Officer.
(3) Effective July 1, 2025, Mr. Hauk will assume the role of President of the Corporation in addition to his role as Chief Operating Officer of the Corporation.
(4) Effective July 1, 2025, Ms. Johnson will assume the role of President of the Corporation's Shared Services organization in addition to her role as Senior Vice President and Chief Administrative Officer of the Corporation.
(5) Effective March 25, 2024, Ms. Moniz-Witten joined the Corporation as President of SJWC.

EXECUTIVE SUMMARY
Executive Compensation Highlights
Our named executive officers' compensation program consists primarily of base salary, a short-term cash incentive award, long-term equity incentive awards in the form of performance-based restricted stock units ("PSUs") and service-based restricted stock units ("Service RSUs"), and participation in our retirement plans. The only fixed component of pay is base salary.
Our executive officers' cash and equity incentive awards are driven by metrics that align with the Corporation’s business, short-term strategic operating goals, and long-term growth strategy. For the 2024 fiscal year, the cash incentive compensation for our executive officers was based on three categories of performance goals: key financial goals, key operational goals, and a key strategic goal, reflecting our commitment to delivering value to our stockholders and customers. For 2024, we increased the weighting of the operational goals to include safety and operational efficiency goals which align with our enhanced focus on the safety of our employees, customers, and our other stakeholders, and the affordability of our service for our customers. Also, for the President of SJWC, we introduced subsidiary level metrics to reflect line of sight impact on both SJWC and SJW Group performance.
For the PSU awards, we retained a combination of return on equity ("ROE") goals, to maintain our focus on absolute levels of long-term financial returns, and relative total shareholder return ("rTSR") goals, to ensure alignment with the long-term interests of our stockholders.
For 2024, our performance resulted in 81.5 percent achievement of target for the short-term cash incentive compensation awards for the named executive officers, other than for Ms. Moniz-Witten who achieved 84.4 percent of target (described in section titled "Performance Goals" below), 86.64 percent achievement of target for the ROE PSUs for the 2022-2024 performance period, and 62.5 percent achievement of target for the rTSR PSUs for the 2022-2024 performance period.
As indicated in the charts below, consistent with our peers, a significant portion of our named executive officers' compensation is "at risk." The 2024 short-term cash incentive compensation and long-term equity incentive compensation for Mr. Thornburg constituted 74 percent of his annual total target direct compensation, and the short-term cash incentive compensation and long-term equity incentive compensation for our other named executive officers as a group, constituted 50 percent of their annual total target direct compensation. The allocations of total direct compensation to performance-based and long-term incentive compensation for our CEO and other named executive officers are generally consistent with the average for our peer group, as presented in the following charts.

TARGET PAY MIX

The Compensation Committee, with the input and assistance of the Corporation's human resources department, reviewed the various compensation programs maintained by the Corporation and its subsidiaries to determine whether any of those programs, including those maintained for the named executive officers, encouraged excess risk taking that would create a material risk to the Corporation's economic viability. Based on that review and the fact that the Corporation operates in a heavily regulated environment, the Compensation Committee concluded it was not reasonably likely that any of the Corporation's compensation programs, including the named executive officer compensation programs, would have a material adverse effect upon the Corporation. For further information concerning the overall compensation risk assessment process, please see the section titled "Risk Assessment of Compensation Policies and Practices," which appears later in this Proxy Statement.

Executive Compensation Practices and Governance Highlights
Our executive compensation practices highlight our commitment to good governance:

WHAT WE DO
✓	Align our executive pay with performance	✓	Maintain a clawback policy
✓	Provide a balance of annual and long-term incentives that include multiple measures tied to our financial, operational, and strategic goals, including sustainability and stock price performance	✓	Prohibit hedging and pledging of the Corporation's common stock
✓	Provide change in control payments under the Executive Severance Plan only on a double trigger	✓	Maintain a meaningful equity ownership policy for the executive officers
✓	Include caps on individual payouts in short-term and long-term incentive plans	✓	Compensation Committee retains independent compensation consultants
✓	Hold an annual "say-on-pay" advisory vote	✓	Compensation Committee regularly meets in executive session without management present
✓	Annually assess risks in our compensation programs	✓	Regularly evaluate our peer group and pay positioning

WHAT WE DON'T DO
✗	Pay dividends on unvested equity awards	✗	Provide excessive perquisites, or tax gross-ups on perquisites
✗	Provide excise tax gross-ups to the CEO, or to executive officers appointed after October 2022	✗	Allow short sales of, or purchases of equity derivatives relating to, our common stock by officers or directors
Appointments and Executive Transitions
As discussed above in the section titled "CEO Transition", on February 27, 2025, the Corporation announced that Eric W. Thornburg is retiring from his positions as the Corporation’s President and Chief Executive Officer and an employee of the Corporation, effective as of July 1, 2025, and that the Board has unanimously elected Andrew F. Walters, the Corporation’s current Chief Financial Officer and Treasurer, to succeed Mr. Thornburg as Chief Executive Officer, effective as of such date. Mr. Thornburg will continue to serve as the non-executive Chair of the Board following his retirement and will receive an annual cash retainer of $225,000 in this capacity.
In connection with Mr. Walters’ appointment, he will receive an annual base salary of $685,000, a target annual incentive cash compensation opportunity of 95 percent of base salary and a target long-term incentive opportunity of $1,150,000, effective as of July 1, 2025.
In addition, the Board appointed Bruce Hauk, the Corporation’s Chief Operating Officer, as President of the Company and Kristen Johnson, the Company's Senior Vice President and Chief Administrative Officer, as President of the Shared Services organization, in each case, effective July 1, 2025. In connection with these promotions, Mr. Hauk and Ms. Johnson will receive an annual base salary of $553,725 and $543,375, respectively, a target annual incentive cash compensation opportunity of 57.5 percent and 47.5 percent of base salary and a retention award in the form of restricted stock units, with a grant date value of $110,745 and $108,675, respectively, which will cliff-vest on the two-year anniversary of the date of grant.

On March 31, 2025, the Board appointed Ann P. Kelly as the Corporation’s Chief Financial Officer and Treasurer, effective July 1, 2025. Ms. Kelly is currently the Corporation's Chief Accounting Officer and Principal Accounting Officer, and in connection with this promotion, Ms. Kelly will receive an annual base salary of $480,000, a target annual incentive cash compensation opportunity of 55 percent of base salary, and a target long-term incentive opportunity of $350,000, effective as of July 1, 2025. The Corporation will reimburse Ms. Kelly up to $75,000 in connection with relocation to or near one of the Corporation's service territories.
COMPENSATION OBJECTIVES AND PHILOSOPHY
Our executive compensation programs are designed to attain the following objectives:
•Recruit, motivate and retain executives capable of meeting the Corporation's strategic objectives;
•Provide incentives to achieve superior executive performance and successful operational and financial results for the Corporation; and
•Align the interests of executives with the long-term interests of stockholders.
The Compensation Committee seeks to achieve these objectives by:
•Establishing a compensation structure that is both market competitive and internally fair;
•Linking a substantial portion of compensation to the Corporation's operational and financial performance and the individual's contribution to that performance;
•Maintaining a compensation structure that is designed to provide below-target compensation for underachievement and upward leverage for exceptional performance; and
•Providing long-term equity-based incentives and requiring direct stock ownership by executive officers.
Impact of 2024 "Say-on-Pay" Vote
We held our last "say-on-pay" vote in 2024, and over 84 percent of the votes cast on the proposal were in favor of the compensation of the named executive officers.
The Compensation Committee will continue to take into account future stockholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our programs and policies are warranted to reflect stockholder concerns or to address market developments.
Stockholder Engagement
During 2024 and the first quarter of 2025, management engaged with more than 80 equity and debt investors though our investor relations outreach effort. In addition, management, led by our Lead Independent Director, engaged in discussions with stockholders owning approximately a third of the Corporation's shares. These discussions, including corporate governance and company financial and operational matters, provided stockholders with insight into the priorities of our directors while also deepening management and our directors' understanding of the perspectives of our stockholders.
DISCUSSION AND ANALYSIS
This section provides detailed information about 2024 compensation and the Compensation Committee's decision-making process for the Corporation's Chief Executive Officer ("CEO"), the Corporation's Chief Financial Officer ("CFO"), and the Corporation's other three most highly compensated executive officers whose total compensation for the 2024 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of the 2024 fiscal year, and are referred to in this proxy statement as the "named executive officers."

Components of Compensation
For the 2024 fiscal year, the principal components of our executive compensation program are shown below:

Base salary	Annual short-term cash incentives	Long-term equity incentive awards	Retirement benefit accruals
It is the Compensation Committee's objective to set a competitive annual base salary for each executive officer. The Compensation Committee believes that such competitive base salaries are necessary to attract and retain top quality executives.
	The annual cash incentive awards are designed to reward superior corporate and executive performance while reinforcing the Corporation's short-term strategic and operational goals.	Long-term incentive awards are made to executive officers in the form of Service RSUs and leveraged PSUs covering shares of the Corporation's common stock.	Executive officers are eligible to participate in tax-qualified pension plans and supplemental retirement plans or individual agreements.
There is no policy for the allocation of compensation between cash and non-cash (equity) components or between short-term and long-term components, and there are no pre-established ratios between the CEO's compensation and that of the other named executive officers. The named executive officers are also provided with market competitive benefits and perquisites and are entitled to severance benefits in the event their employment terminates under defined circumstances, as discussed in the section titled "Employment Agreements, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement.
Base Salary
Mr. Thornburg's base salary for the 2024 fiscal year was set at $909,000 by the Compensation Committee, an increase from $874,000 for 2023. In setting the 2024 fiscal year base salaries for the other named executive officers, the Compensation Committee considered each executive officer's tenure and responsibilities with the Corporation, competitive market data for the officer's position, the cost of living, internal pay equity, and the other components of the officer's total direct compensation for the year. The Compensation Committee approved salary increases of four percent to five percent for Messrs. Hauk, and Walters, and Ms. Johnson. See the sections below titled "Benchmarking" and “Target Pay Positioning” for a discussion of the Compensation Committee’s decision regarding pay positioning.
The following table sets forth the annual base salary levels in effect for the 2023 and 2024 fiscal years for the named executive officers.

Name	2023 Salary ($)	2024 Salary ($)
Eric W. Thornburg	874,000	909,000
Andrew F. Walters	495,000	520,000
Bruce A. Hauk	500,000	520,000
Kristen A. Johnson	490,000	510,000
Tanya Moniz-Witten (1)	—	337,500
(1)Ms. Moniz-Witten joined the Corporation as President of SJWC, effective as of March 25, 2024, and her salary is based on her period of service during 2024. Ms. Moniz-Witten's 2024 annualized salary was $450,000.

Annual Cash Incentive Compensation
Under our short-term incentive program, our named executive officers are eligible to receive cash incentive payments based on their respective target incentive amounts and the Corporation's achievement of specified performance criteria and, with respect to our named executive officers other than the CEO, individual performance.
Target Incentive Amounts
Each year, the Compensation Committee establishes target annual cash incentive compensation for each named executive officer tied to a percentage of base salary. See the sections below titled "Benchmarking" and “Target Pay Positioning” below for a discussion of the Compensation Committee’s decisions regarding pay positioning.
The following table sets forth the target annual cash incentive compensation percentages in effect for the 2023 and 2024 fiscal years for our named executive officers, based on their base salaries for the respective year.

	Annual Incentive Cash Compensation
Name	2023 Target (%)	2024 Target (%)	Change (%)
Eric W. Thornburg	90	95	5
Andrew F. Walters	50	55	5
Bruce A. Hauk	45	50	5
Kristen A. Johnson	35	40	5
Tanya Moniz-Witten	—	40	—
Performance Goals
The performance goals set by the Compensation Committee for the annual cash incentive compensation program in fiscal year 2024 consisted of financial, operational, and strategic, with the portion of target annual cash incentive compensation allocated to each goal set forth in the table below. The actual annual cash incentive compensation attributable to each performance goal could have ranged from 0 percent to 150 percent of the portion of the target amount allocated to that goal. If the actual level of attainment of any performance goal was between two of the designated levels, then the annual cash incentive compensation potential with respect to that goal would be interpolated on a straight-line basis.
In addition, the Corporation’s Amended and Restated Executive Compensation Policies provide that the Compensation Committee, upon the recommendation of the CEO, may make an award of up to an additional 50 percent of the target annual cash compensation for exceptional performance for any individual, other than the CEO. For the fiscal year 2024, the Compensation Committee approved an additional 45 percent of the target annual cash compensation for the NEOs, other than the CEO, as a result of the NEOs’ demonstration of outstanding leadership and achievements throughout the year, including, among other factors, with respect to financial goals, regulatory engagement, succession planning, strategic planning, talent recruitment, leadership development and strong outcomes in our service territories.
For fiscal year 2024, for the named executive officers other than Ms. Moniz-Witten, the financial goals were SJW Group diluted earnings per share and capital additions. Diluted earnings per share provides for an appropriate focus on cost management and corporate earnings, to align management and stockholder interests. Capital additions supports long-term stewardship of our water distribution systems and the efficient and effective deployment of capital expenditures for the health and resilience of these systems, and a focus on realizing the return on investment of such expenditures to promote our earnings growth strategy. For Ms. Moniz-Witten the financial goals were SJW Group diluted earnings per share, SJWC net income, and SJWC capital additions. Ms. Moniz-Witten’s financial goals are calibrated differently than the other NEO's to reflect her line-of-sight ability to impact performance at both SJWC and SJW Group.
For fiscal year 2024, the Committee established five operational performance metrics to be measured for each of SJWC, The Texas Water Company ("TWC"), The Connecticut Water Company ("CWC"), and The Maine Water Company ("MWC"), all wholly owned subsidiaries of the Corporation (collectively, the "Water Utility Subsidiaries") and also to be measured at the composite SJW Group level. The operational performance metrics and reasons for inclusion are discussed below:
•Customer Satisfaction: High quality water service as measured by customer satisfaction is a critical indicator of our overall effectiveness and is a focus of our state utility commissions.
•Employee Satisfaction: It is our view that satisfied employees deliver high quality service to our customers, serve as ambassadors for our companies, and reflect the effectiveness of management.
•Environmental Leadership - Water Quality: The quality of our life-sustaining product is paramount to the health and well-being of our communities. As a pure-play water utility, this metric is central to our mission and of utmost importance to our customers, regulators, and all of our other stakeholders.
•Employee Safety / Occupational Safety and Health Administration ("OSHA") Reportable Incident Rate: The safety of our employees is paramount to management and our employees are critical in our mission of serving our customers.
•Operations and Maintenance (O&M) Efficiency: The effectiveness of how we manage our operating costs in relation to our ability to recover these costs through revenue generation is a critical indicator of our overall effectiveness and reflects our focus on the affordability of our service for our customers.
For the named executive officers other than Ms. Moniz-Witten, the 2024 operational performance goals were measured at the composite SJW Group level. For Ms. Moniz-Witten, the 2024 operational performance goals were measured for SJWC to reflect line-of-sight operational responsibilities and oversight.
For fiscal year 2024, the strategic goal for the named executive officers pertained to strategic communications and branding (the "Strategic Goal"). The 2024 target annual cash incentive program weighted the Strategic Goal at 15 percent and was met at threshold. The results were evaluated based on pre-established goals, including developing a plan for sustainable implementation of branding and onboarding a vice president of communications. The Strategic Goal is designed to reflect our ongoing strategic focus on integrating our Water Utility Subsidiaries to implement best practices and to realize synergies and cost savings for our customers.

2024 Annual Incentive Cash Compensation Performance Goals for NEOs Other than SJWC President
Performance Criteria (1)	Allocation	Threshold	Target	Maximum	Actual
Financial Goals	35%
SJW Group Adjusted Diluted Earnings Per Share	20%	$2.68	$2.83	$2.98	$2.93
SJW Group 2024 Capital Additions	15%	$314,070,000	$331,650,000	$349,230,000	$351,600,000
Operational Goals	50%
Customer Satisfaction Survey	10%	82%	85%	88%	83%
Employee Satisfaction Survey	10%	78%	82%	86%	77.90%
Environmental Leadership: Water Quality	10%	No more than three citations for failure to meet Federal Primary Drinking Water Standards	No citations for failure to meet Federal Primary Drinking Water Standards	No citations for failure to meet Federal Primary Drinking Water Standards and no more than two monitoring and reporting violations across the operating territories	Target
Employee Safety/OSHA Recordable Incident Rate	10%	3.3	2.5	1.5	3.8
Operations & Maintenance (O&M) Efficiency Ratio	10%	38.64%	36.70%	34.75%	37.60%
Strategic Goal (2)	15%				Threshold
Weighted Total (3)					81.5%
(1) See the table below for the performance goals established by the Compensation Committee for Ms. Moniz-Witten, the SJWC President.
(2) See the discussion above for the Strategic Goal.
(3) Reflects the calculation of 2024 annual incentive cash compensation as a percentage of target based on the level of achievement and weighting of each of the performance criteria.

2024 Annual Incentive Cash Compensation Performance Goals for SJWC President
Performance Criteria	Allocation	Threshold	Target	Maximum	Actual
Financial Goals	35%
SJW Group Adjusted Diluted Earnings Per Share	10%	$2.68	$2.83	$2.98	$2.93
SJWC Net Income	10%	$60,870,000	$64,250,000	$67,630,000	$71,000,000
SJWC 2024 Capital Additions	15%	$160,040,000	$169,000,000	$177,960,000	$178,000,000
SJWC Operational Goals	50%
Customer Satisfaction Survey	10%	82%	85%	88%	77%
Employee Satisfaction Survey	10%	78%	82%	86%	76%
Environmental Leadership: Water Quality	10%	No more than one citation for failure to meet Federal Primary Drinking Water Standards	No citations for failure to meet Federal Primary Drinking Water Standards	No citations for failure to meet Federal Primary Drinking Water Standards and no monitoring and reporting violations	Maximum
Employee Safety/OSHA Recordable Incident Rate	10%	3.9	3.3	2.4	4.4
O&M Efficiency Ratio	10%	34.70%	32.95%	31.21%	32.50%
SJW Group Strategic Goal (1)	15%				Threshold
Weighted Total (2)					84.4%
(1) See the discussion above for the Strategic Goal.
(2) Reflects the calculation of 2024 annual incentive cash compensation as a percentage of target based on the level of achievement and weighting of each of the performance criteria.
2024 Fiscal Year Payout
In February 2025, the Compensation Committee determined that the cash incentive compensation for the 2024 fiscal year should be paid to the named executive officers in the percentage and amount of the officer's respective target as set forth in the table below. This determination was made on the basis of the Corporation's performance in relation to the quantitative and qualitative performance criteria discussed above.

	2024 Incentive Cash Compensation
Name	Target	Individual Performance	Total	Actual Performance
	$	($)	($)	(%)(1)
Eric W. Thornburg	863,550	—	703,728	81.5
Andrew F. Walters	286,000	128,700	361,768	126.5
Bruce A. Hauk	260,000	117,000	328,880	126.5
Kristen A. Johnson	204,000	91,800	258,045	126.5
Tanya Moniz-Witten	138,575	81,000	197,913	129.4
(1) Includes 81.5 percent of target for the quantitative performance criteria for the named executive officers, other than for Ms. Moniz-Witten which represents 84.4 percent of target, and 45 percent of target for individual performance for the named executive officers, other than for Mr. Thornburg.

2024 Special Sign-On Bonus for Ms. Moniz-Witten: In connection with her appointment as President of SJWC in March 2024, Ms. Moniz-Witten received a one-time, sign-on bonus in the amount of $175,000, which was intended to offset compensation forfeited by Ms. Moniz-Witten in connection with her appointment to the Corporation.
Equity Compensation
A significant portion of each named executive officer's compensation is provided in the form of long-term incentive equity awards under the Corporation's Long-Term Incentive Plan. Service RSUs granted have a three-year vesting schedule to provide a meaningful incentive for the executive officer to remain in the Corporation's service. Leveraged PSUs have increasing payout rates based on the level of attainment of specified performance goals over a three-year performance period to encourage performance resulting in the attainment of goals. None of the PSU or Service RSU awards granted in 2024 to the named executive officers include dividend equivalent rights.
2024 Fiscal Year Grants: The 2024 target long-term incentive percentage for the CEO and the other named executive officers was held consistent with the 2023 long-term incentive target percentage in order to maintain alignment with the market, as related to our peers. See section titled “Target Pay Positioning” below for a discussion of the Compensation Committee’s decision regarding pay positioning.
For the CEO, the PSUs accounted for 70 percent of the 2024 long-term grants, with ROE PSUs and rTSR PSUs weighted at 30 and 40 percent, respectively. For the other named executive officers, the PSUs accounted for 60 percent of the 2024 long-term grants, with ROE PSUs and rTSR PSUs each weighted at 30 percent. The high allocation to PSUs, and the weighting among performance-based awards for all of the executive officers, support appropriate stockholder alignment and focus on stockholder value creation, as deemed appropriate by the Compensation Committee for the CEO and the other named executive officers.
Effective January 2, 2024, the first business day of the year, each named executive officer, other than Ms. Moniz-Witten who joined the Corporation on March 25, 2024, was granted Service RSU awards that vest in three equal installments upon completion of each year of service over the three-year period measured from the grant date. Effective March 25, 2024 and April 30, 2024, Ms. Moniz-Witten was granted a Service RSU award with a grant date value of $126,000, and a special, one-time Service RSU award with a grant date value of $510,000, respectively, in each case that vest in three equal installments upon completion of each year of service over the three-year period measured from the grant date. The special one-time RSU award was intended to offset compensation forfeited by Ms. Moniz-Witten in connection with her appointment to the Corporation, The value of the awards is included in the table below.
Effective January 23, 2024, each named executive officer, other than Ms. Moniz-Witten who joined the Corporation on March 25, 2024, was granted PSU awards. Effective March 25, 2024, Ms. Moniz-Witten was granted PSU awards. The value of the awards is included in the table below.
•rTSR Award: The rTSR award vests based on rTSR over the performance period measured from January 1, 2024 to December 31, 2026 and the officer's continued service through December 31, 2026. The number of shares issuable under such rTSR PSU award will range between 0 percent to 200 percent of the target number of shares based on the level of actual attainment of the specified performance goals.
The Compensation Committee determined that the Corporation's rTSR performance award would continue to be based on two equally weighted measurements against: (i) a group of water utility peer companies and (ii) a group consisting of S&P small-cap and mid-cap utility index companies. The water utility peer group is identical to the group used for the rTSR awards granted in 2023, and the 2024 S&P peer group, as constituted by the index, includes three different companies from 2023.
•ROE Award: The ROE award vests based on the level of attainment of the Corporation’s average ROE over the performance period measured from January 1, 2024 through December 31, 2026 and the officer’s continued service through December 31, 2026. The attainment of the ROE goal for any fiscal year in the performance period is based on adjusted net income, as measured in accordance with U.S. generally accepted accounting principles, adjusted to exclude certain compensation-related items and non-recurring items such as merger-related costs. The corresponding number of shares issuable to an individual under each such ROE PSU award is 50 percent, 100 percent, and 150 percent of the target number of shares specified for such individual at threshold, target, and maximum levels of performance, respectively, and no shares will be issuable if the threshold level of performance is not attained.
The table below indicates the value of the Service RSU and PSU awards granted to each named executive officer in 2024.

Name	Service RSU Award	rTSR PSU Award	ROE PSU Award
	($)	($)	($)
Eric W. Thornburg	553,765	640,463	555,282
Andrew F. Walters	153,551	99,895	115,479
Bruce A. Hauk	136,723	88,948	102,824
Kristen A. Johnson	115,689	75,263	87,005
Tanya Moniz-Witten	636,000 (1)	30,780	23,220
(1) As discussed above, Ms. Moniz-Witten also received a one-time, special Service RSU award in the amount of
$510,000 in connection with her appointment as President of SJWC.
The Compensation Committee believes the rTSR and ROE goals for the PSU awards are challenging and difficult to achieve, but attainable with significant skill and effort on the part of the executive team. The Corporation discloses specific threshold, target, and maximum goals, and actual achievement, at the end of each performance period as the Compensation Committee has determined that disclosing all such levels at the beginning of the performance period could cause competitive harm to the Corporation.
2022 ROE Awards Earned: In 2022, the Compensation Committee granted each of Mr. Thornburg, Mr. Hauk, Ms. Johnson, and Mr. Walters PSU awards covering 7,696, 1,070, 1,108, and 1,308 target shares, respectively, under ROE awards.
In February 2025, the Compensation Committee determined that Mr. Thornburg, Mr. Hauk, Ms. Johnson, and Mr. Walters vested in 6,668, 928, 960, and 1,134 shares of common stock, respectively, under the 2022 ROE Awards, as of the end of the performance period. In accordance with the terms of the awards, in determining the number of shares that vested, the Compensation Committee approved the awards based on an average ROE of 7.39% percent.

	THRESHOLD	TARGET	MAXIMUM	ACHIEVEMENT	% OF TARGET SHARES AWARDED
2022 3-Year ROE Award	6.54%	7.70%	8.85%	7.39%	86.64%
2022 rTSR Awards Earned: In 2022, the Compensation Committee granted each of Mr. Thornburg, Mr. Hauk, Ms. Johnson, and Mr. Walters, PSU awards covering 9,284, 1,070, 1,002, and 1,183 target shares, respectively which were to vest based on the Corporation's rTSR compared to a list of water company peer companies over a period from January 1, 2022 to December 31, 2024 and continued service through December 31, 2024. The number of shares issuable under such awards were to range between 0 percent to 200 percent of the target number of shares based on the level of actual attainment of the specified performance goal.

In February 2025, the Compensation Committee determined that Mr. Thornburg, Mr. Hauk, Ms. Johnson, and Mr. Walters earned and vested in 5,803, 669, 627, and 740 shares of common stock, respectively, as of the end of the performance period. In accordance with the terms of the awards, in determining the number of shares that vested, the Compensation Committee approved the awards based on an average TSR of 62.50 percent.

AWARD	STOCK PRICE AS OF 1/3/2022(1)	STOCK PRICE AS OF 12/31/2024(2)	RANKING OUT OF 8 WATER UTILITY PEERS	RANKING OUT OF 24 S&P UTILITY PEERS	TOTAL SHAREHOLDER RETURN	% OF TARGET SHARES AWARDED
2022 3-Year TSR Award	$70.35	$51.86	4	20	(20.80)%	62.50%
(1) First Trading day of 2022. Stock price is adjusted assuming dividends accrued during the performance period.
(2) Last Trading Day of 2024. Stock price is adjusted assuming dividends accrued during the performance period.
Retirement Benefits and Deferred Compensation
Executive officers employed by SJWC are eligible to receive retirement benefits under SJWC Retirement Plan, a tax-qualified defined benefit plan covering a broad spectrum of the company's employees. Executive officers, including Messrs. Thornburg and Hauk, and Ms. Moniz-Witten, who were hired by SJWC on or after March 31, 2008, are eligible to receive additional retirement benefits under the SJWC Cash Balance Executive Supplemental Retirement Plan ("SJWC Cash Balance SERP"). A description of the plans and the benefits payable to each named executive officer upon retirement is set forth in the Pension Benefits table and the accompanying narrative that appears later in this Proxy Statement.
Prior to joining the Corporation on November 6, 2017, Mr. Thornburg served as President and Chief Executive Officer of CTWS. In connection with this service, Mr. Thornburg is eligible to receive additional supplemental retirement benefits under the terms of a Supplemental Executive Retirement Agreement with CWC (the “CWC SERP Agreement”) for benefits accrued during his prior service with CTWS from March 1, 2006 through October 15, 2017, and under a CWC deferred compensation agreement providing supplemental retirement benefits (the “Deferred Compensation Plan II”) accrued during his prior service with CTWS from January 1, 2012 through October 15, 2017.
Mr. Walters is eligible for discretionary non-elective benefits under the 2017 Connecticut Water Company Deferred Compensation Plan ("2017 CWC Deferred Compensation Plan"), a non-qualified plan. Mr. Walters' 2017 CWC Deferred Compensation Plan account is credited semi-annually with an amount equal to twelve percent of his salary and any bonus paid in the period prior to the semi-annual crediting date, contingent on Mr. Walters' continued employment through the semi-annual crediting date. Mr. Walters is fully vested in his 2017 CWC Deferred Compensation Plan account.
Ms. Johnson is eligible to make elective deferrals but does not receive discretionary non-elective benefits under the 2017 CWC Deferred Compensation Plan. Ms. Johnson accrues supplemental retirement benefits under the Deferred Compensation Plan II.
For further information concerning the plans discussed above, see the sections titled "Pension Benefits," CWC Deferred Compensation Agreement," and "Non-Qualified Deferred Compensation" that appear later in this Proxy Statement.
Broad-Based Employee Benefit Plans: Executive officers employed by SJWC are eligible to participate in SJWC's Salary Deferral Plan, a tax-qualified 401(k) defined contribution plan. Messrs. Thornburg and Hauk and Ms. Moniz-Witten are eligible to participate in the SJWC Salary Deferral Plan. SJWC matches each participant's contributions, providing an annual maximum matching contribution of four percent of eligible compensation, subject to certain statutory limits. Such plan is open to all SJWC employees under the same terms and conditions. Mr. Walters has an account under the SJWC Salary Deferral Plan from his period of employment with SJWC, but is not eligible to make or receive additional contributions under such plan.

As employees of CWC, Ms. Johnson and Mr. Walters are eligible to participate in the Savings Plan of The Connecticut Water Company, a tax-qualified 401(k) defined contribution plan. Effective January 1, 2023, CWC matches each participant's contributions, providing an annual maximum matching contribution of four percent of eligible compensation, subject to certain statutory limits. An additional non-elective contribution equal to three percent of a participant's eligible compensation is made with respect to employees hired on or after January 1, 2009, who are not eligible to participate in the CWC Employees Retirement Plan. The plan is open to all CWC employees and officers under the same terms and conditions.
Elective Deferral Plans: The named executive officers employed by SJWC and certain other highly compensated SJWC employees may participate in SJWC's Special Deferral Election Plan, a non-qualified plan, pursuant to which eligible participants may defer up to 50 percent of their base salary and up to 100 percent of their cash incentive compensation. The deferred amounts are credited with a fixed rate of interest, compounded semi-annually and reset at the beginning of each calendar year at the lower of (i) the then current 30-year long-term borrowing cost of funds to SJWC (or the equivalent thereof), as measured as of the start of such calendar year, or (ii) 120 percent of the long-term Applicable Federal Rate determined as of the start of such calendar year and based on semi-annual compounding.
Ms. Johnson and Mr. Walters, and certain other highly compensated CWC employees, may participate in CWC's 2017 Deferral Plan, a non-qualified plan.
Other Benefits and Perquisites: The named executive officers are provided with certain market competitive benefits and perquisites. It is the Compensation Committee's belief that such benefits are necessary for the Corporation to remain competitive and to attract and retain top caliber executive officers, since such benefits are commonly provided by peer group companies. All administrative employees of SJWC, including executive officers, are eligible to receive standard health care, dental care, disability, life and travel insurance, professional development benefits, and time off with pay for vacation and sick leave. In addition, SJWC provides certain executives from time to time with vehicles for business use and personal commutes and club memberships. The company also purchases season tickets to sporting and cultural events which the named executive officers and personnel of the company may use for non-business purposes on occasions. Mr. Thornburg is entitled to reimbursement for reasonable business-related personal expenses incurred and approved by the Chair of the Compensation Committee up to $40,000 per calendar year. There were no such expenses reimbursed in 2024.
All full-time employees of CWC are eligible to participate in employee benefits including health, vision, dental, short-term disability, long-term disability, group term life insurance coverage, and time off with pay for vacation and sick leave. In addition to such benefits, CWC maintains a supplemental long-term disability policy for Ms. Johnson that, when combined with the standard long-term disability policy benefit provided to other employees, provides a benefit equal to 60 percent of Ms. Johnson's base compensation in the event that she becomes disabled.
The Corporation does not provide tax gross-ups for any imputed income in connection with providing these particular benefits and perquisites.
Setting Executive Base Salary and Target Compensation for 2024
The Compensation Committee considered the following principal factors when setting the 2024 fiscal year base salary and target compensation levels for the named executive officers:
•Advice from the Compensation Committee's independent compensation consultant;
•CEO's recommendations for other named executive officers;
•Comparison of the Corporation's performance against certain operational and qualitative goals identified in the Corporation's strategic plan;
•Competitive benchmarking to our peer group;
•Feedback from stockholders and stockholder advisory groups;

•Individual performance as assessed by the Compensation Committee, with input from the CEO as to the named executive officers other than the CEO;
•Input from other SJW Group Board committee chairs;
•Long-term retention;
•Results of the last "say-on-pay" proposal;
•The cost of living and cost of labor; and
•Tenure, future potential, and internal pay equity.
Major compensation decisions for each fiscal year, including base salary adjustments, the determination of target annual incentive cash compensation opportunities and the determination of the value of long-term equity incentive awards, are generally made by the Compensation Committee during the last quarter of the prior year and during the first quarter of the current year.
Benchmarking: The Compensation Committee made a number of decisions regarding 2024 fiscal year compensation for the named executive officers on the basis of the executive compensation benchmarking reports prepared by Mercer in October 2023, with respect to the named executive officers. The reports benchmarked the compensation paid by the Corporation's peer group, as described below, to their executive officers.
Target Pay Positioning: For the 2024 calendar year, the Compensation Committee continued to target total annual direct compensation between the median and the 75th percentile of the peer group in light of the highly competitive talent market and the relative cost of living and cost of labor in the markets in which the Corporation's executives are located as compared to its peers. The Compensation Committee uses the peer group compensation as just one of the factors in its pay decisions. Individual positioning relative to market data also gives consideration to tenure, performance, potential and internal equity.
For 2024, the Compensation Committee adjusted Mr. Thornburg's compensation as part of a strategy to bring his compensation into alignment over time with the stated target pay positioning range and to better align the CEO's pay mix with peer group practices. Accordingly, the Compensation Committee set Mr. Thornburg's 2024 base salary at $909,000, increased his target annual cash incentive to 95 percent of his base salary, and maintained Mr. Thornburg's 2024 long-term incentive target percentage at the 2023 long-term incentive target percentage. The base salary and target annual cash incentive increases were intended to position Mr. Thornburg's 2024 target total direct compensation above the median of the peer group, at the 55th percentile based on peer group data provided by Mercer to the Compensation Committee in October 2023.
The Compensation Committee adjusted the 2024 compensation for the other named executive officers (other than Ms. Moniz-Witten who joined the Corporation as President of SJWC, effective as of March 25, 2024) to maintain positioning of total direct compensation within the target pay positioning described above relative to the Corporation’s peer group. Specifically, the Compensation Committee increased the base salaries and target short-term incentive awards for the other named executive officers to maintain competitive pay positioning, while maintaining the 2023 long-term incentive target percentage to continue to reflect a total pay opportunity and pay mix in alignment with the market. The compensation adjustments for 2024 resulted in average total target direct compensation for the other named executive officer group positioned at the 66th percentile based on peer group data provided by Mercer to the Compensation Committee in October 2023.
Peer Group: Each year, the Compensation Committee works with its independent compensation consultant, Mercer, to determine the appropriate peer group for benchmarking our executive compensation program, and for 2024, consistent with 2023, used the following peer selection methodology: (i) U.S. publicly traded utility companies within 1/3x to 3x of the Corporation's revenue, asset size, and/or market capitalization, and (ii) companies that are identified externally as the Corporation's peers. Mercer did not recommend changes to the Corporation's peer group for 2024 as compared to its 2023 peer group other than to exclude South Jersey Industries, Inc. as it ceased to be publicly traded in February 2023. As a result, the Compensation Committee excluded South Jersey Industries from the peer group in its determination of the number of shares issuable under the 2022 rTSR award (see the section above titled “2022 rTSR Awards Earned"). The Compensation Committee believed that all of the peer companies represented primary competitors for executive talent and investment capital and approved the peer group set forth below to be used in establishing the executive officers' target 2024 compensation. In August 2024, PNM Resources Inc., a member of our 2023 peer group, disclosed its name change to TXNM Energy, Inc. which is reflected in the table below.

2024 Peer Group
ALLETE, Inc.	American States Water Company	Avista Corporation
Black Hills Corporation	California Water Service Group	Chesapeake Utilities Corporation
MGE Energy, Inc.	Middlesex Water Company	NorthWestern Corporation
Northwest Natural Holding Company	TXNM Energy, Inc.	Unitil Corporation
Role of External Advisors: The Compensation Committee does not delegate any of its authority with respect to executive officer and director compensation, other than with respect to routine administrative functions. The Compensation Committee does, from time to time, consult with other independent Board members regarding executive compensation matters and is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis, and implementation of compensation programs for the Corporation's executive officers and other key employees. The Compensation Committee engaged Mercer as the Compensation Committee's independent compensation consultant. Mercer provided the following services:
•Advised the Compensation Committee in selecting a peer group to be used for benchmarking compensation;
•Conducted a competitive review of officer compensation levels and practices relative to the peer group, including consideration of impact of location on cost of living and cost of labor;
•Advised the Compensation Committee in determining the appropriate base salary, annual incentive and equity compensation terms for the named executive officers, including Mr. Thornburg, and other executive officers of the Corporation;
•Advised the Compensation Committee in determining the appropriate compensation for the Board;
•Advised the Compensation Committee regarding short and long-term incentive compensation design changes; and
•Advised the Compensation Committee regarding regulatory developments, governance updates, market practices, and market trends.
Representatives of Mercer attended certain Compensation Committee meetings and provided guidance and expertise on competitive pay practices and plan designs consistent with the Corporation's key objectives. The Compensation Committee determined that Mercer was independent and that its work did not raise any conflict of interest. The Compensation Committee made such determinations primarily on the basis of the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Rule 10C-1(b)(4) under the Exchange Act. The Compensation Committee will apply the same factors, together with any factors identified by the Nasdaq Stock Market, and any other factors the Compensation Committee may deem relevant under the circumstances, in determining whether any other person from whom the Compensation Committee seeks advice relating to executive compensation matters is independent or whether any potential conflicts exist.
Role of Management: Mr. Thornburg provided the Compensation Committee with recommendations regarding 2024 fiscal year compensation levels for each of the named executive officers other than himself. Such recommendations included base salary adjustments, target annual incentive cash compensation opportunities and payout levels, and the size of long-term incentive awards. Mr. Thornburg also provided the Compensation Committee with his assessment of the individual performance of each of the other named executive officers.
OTHER COMPENSATION MATTERS
Clawback Policy
The Compensation Committee adopted a clawback policy (the "Clawback Policy"), effective December 1, 2023, for the recoupment of incentive compensation in accordance with SEC rules. The Clawback Policy sets forth the requirements for the clawback of any incentive compensation as a result of a restatement of the Corporation's financial statements. An executive officer subject to such clawback must repay to the Corporation up to the full amount of any incentive compensation, including PSUs and other stock-based awards, that were paid based on the financial statements that were subsequently restated. In addition to the Clawback Policy, the 2023 Long-Term Incentive Plan PSU award agreements and the CWC Performance Stock Program also specify that the awards governed by such plans and agreements are subject to the clawback policies of the Corporation and all other requirements under applicable law and regulation. Furthermore, all executive officers signed a statement acknowledging that the Clawback Policy supersedes any inconsistent provision in employment agreements, equity award agreements, or indemnification agreements.
Policy Governing Hedging and Pledging of Common Stock
The Corporation has adopted policies that preclude Board members, executive officers and certain employees, and other individuals, including family members residing in the same household, and entities owned and controlled by the above persons, from engaging in hedging or monetization transactions in the Corporation's common stock such as put and call options and short sales, and from pledging the Corporation's common stock or holding such stock in margin accounts. Accordingly, such individuals bear the full risk of economic loss, like any other stockholder, with respect to their equity holdings, whether in the form of actual shares of the Corporation's common stock or restricted stock units that will convert into such shares following the satisfaction of the applicable vesting and payment requirements.
Practices Related to the Grant of Certain Equity Awards
The Corporation currently does not grant awards of stock options, stock appreciation rights, or similar option-like instruments to its employees, including to any of the named executive officers. Accordingly, the Corporation has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Corporation. In the event the Corporation determines to grant new awards of options, stock appreciation rights, or similar option-like instruments to employees, including our named executive officers, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Insider Trading Policy
The Corporation’s insider trading policy prohibits the Corporation’s directors, officers, employees, consultants, representatives, or independent contractors, as well as certain family members and entities owned or controlled by any of such persons, from purchasing or selling securities of the Corporation and its subsidiaries while in possession of material nonpublic information, The Corporation itself is also prohibited from purchases or sales of securities that are not made in compliance with applicable securities laws. A copy of the Company’s insider trading policy was filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Other Key Executive Arrangements
Employment Agreements
The Corporation has previously entered into an employment agreement with Mr. Thornburg, which is described more fully in the section titled "Employment Agreements, Termination of Employment and Change in Control Arrangements."
CTWS and CWC previously entered into an amended and restated employment agreement with Ms. Johnson upon closing of the merger with CTWS on October 9, 2019, as more fully described in the section titled "Employment Agreements, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement.
Executive Severance Plan and Severance Programs
Executive Severance Plan: The Corporation maintains an Executive Severance Plan under which Mr. Thornburg and the other named executive officers, other than Ms. Johnson, will become entitled to certain severance benefits on a double-trigger basis in the event their employment were to terminate under certain defined circumstances in connection with a change in control of the Corporation. Such benefits would be triggered in connection with a change in control only if the executive officer's employment is terminated by the Corporation, other than for good cause, or such executive officer resigns in connection with (i) a significantly adverse change in the nature or the scope of their authority or overall working environment, (ii) the assignment of duties materially inconsistent with their present duties, responsibilities or status, (iii) a reduction in the sum of their base salary and target annual incentive cash compensation, or (iv) a relocation of their principal place of employment by 55 miles or more.
The Executive Severance Plan is designed to serve two primary purposes: (i) encourage the executive officers to remain in the Corporation's employ in the event of an actual or potential change in control transaction; and (ii) align the interests of the Corporation's executive officers with those of the stockholders by enabling the executive officers to consider transactions that are in the best interests of the stockholders and provide opportunities for the creation of substantial stockholder value without undue concern over whether those transactions may jeopardize their employment or their existing compensation arrangements.
The Executive Severance Plan also allows the Corporation to maintain a standard set of severance benefits for new and existing executive officers and limit the instances where one-off arrangements will be negotiated with individual executive officers.
Based on the foregoing considerations and the many years of service that certain of the executive officers have rendered to the Corporation, the Compensation Committee believes that the benefits provided under the Executive Severance Plan, including any tax gross-up payments to cover the parachute payment taxes that certain executive officers (other than the CEO and executive officers who become participants in the plan after October 26, 2022) may incur under the federal tax laws with respect to one or more severance benefits provided under the plan, have been set at a fair and reasonable level and appropriately balance the respective interests of the various stakeholders.
For further information regarding the Executive Severance Plan and the severance benefits provided thereunder, please see the section titled "Employment Agreements, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement.
Severance Benefits for Mr. Thornburg: Pursuant to the terms of his employment agreement, Mr. Thornburg will become entitled to severance benefits should his employment terminate under certain defined circumstances in the absence of a change in control. The Compensation Committee believes that such protections are typical for chief executive officers in the peer group companies. For further information concerning Mr. Thornburg's potential severance benefits, see the section titled "Employment Agreements, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement.

Severance Benefits for Ms. Johnson: Ms. Johnson will become entitled to severance benefits under her amended employment agreement in the event that her employment is terminated under certain defined circumstances. For further information concerning Ms. Johnson's potential severance benefits, see the section titled "Employment Agreements, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement.
Executive Officer Stock Ownership Guidelines
Under the stock guidelines, executive officers are expected to own and maintain shares of the Corporation's common stock with an aggregate value equal to three times the annual base salary for the CEO, and one and a half times the annual base salary for the other named executive officers, in each case within five years from their appointment. The Compensation Committee believes that such a policy is consistent with its philosophy of encouraging executive officer stock ownership and will serve to further align the interests of the executive officers with those of stockholders. Shares of the Corporation's common stock owned outright, shares underlying Service RSUs, excluding PSUs, and shares underlying DSUs, including deferred shares resulting from dividend equivalent rights, all count as shares owned for purposes of the guidelines. Until the guideline is met, each executive is required to hold any shares of the Corporation's common stock issued upon the vesting of Service RSUs, net of any shares withheld or sold to cover statutory withholding taxes and other applicable taxes. As of December 31, 2024, all the named executive officers are in compliance with the policy. The following table shows each named executive officer's stock ownership as of December 31, 2024.

Name	Title	Security Ownership ($)(1)	Security Ownership Guideline ($)(2)
Eric W. Thornburg	President, Chief Executive Officer and Chairman of the Board	3,041,255	2,727,000
Andrew F. Walters	Chief Financial Officer and Treasurer	934,097	780,000
Bruce A. Hauk	Chief Operating Officer	410,150	780,000
Kristen A. Johnson	Senior Vice President and Chief Administrative Officer	1,253,978	765,000
Tanya Moniz-Witten	President, San Jose Water Company	572,773	675,000
(1)This amount is calculated by multiplying (i) the sum of the shares of the Corporation's common stock actually owned, shares underlying Service RSUs, and deferred shares by (ii) $49.22, the closing selling price of the common stock on December 31, 2024.
(2)This amount is equal to three times the base salary in effect for Mr. Thornburg for the 2024 fiscal year and one and a half times the base salary in effect for the other named executive officers for such year.
Section 162(m) of the Code
Section 162(m) of the Internal Revenue Code limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. While the Compensation Committee considers this deduction limit, its compensation decisions for our named executive officers are guided principally by the factors described in the section "Setting Executive Base Salary and Target Compensation for 2024."

Summary Compensation Table
The following table provides certain summary information concerning the compensation earned by the named executive officers for services rendered in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 2022, December 31, 2023, and December 31, 2024.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compen -sation ($)(2)(5)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($) (6) (7)	All Other Compen- sation ($)(8)	Total ($)
Eric W. Thornburg President, Chief Executive Officer and Chairman of the Board of SJW Group	2024	909,000	—	1,670,168	703,728	748,516	13,800	4,045,212
	2023	874,000	—	1,709,660	924,261	688,654	14,161	4,210,736
	2022	827,500	—	1,692,981	600,812	49,697	15,005	3,185,995
Andrew F. Walters Chief Financial Officer and Treasurer of SJW Group	2024	520,000	—	349,929	361,768	—	112,911	1,344,608
	2023	495,000	—	342,201	290,813	115,547	93,665	1,337,226
	2022	447,766	—	285,338	195,383	—	86,968	1,015,455
Bruce A. Hauk Chief Operating Officer of SJW Group	2024	520,000	—	311,609	328,880	74,339	13,800	1,248,628
	2023	500,000	—	301,964	264,375	57,230	118,981	1,242,550
	2022	162,692	225,000	523,720	53,992	38,816	18,257	1,022,477
Kristen A. Johnson Senior Vice President and Chief Administrative Officer of SJW Group	2024	510,000	—	263,685	258,045	461,035	16,853	1,509,618
	2023	490,000	—	253,668	201,513	936,729	17,383	1,899,293
	2022	403,630	—	241,731	128,213	—	10,355	783,929
Tanya Moniz-Witten (1) President, San Jose Water Company	2024	337,500	175,000	636,459	197,913	49,895	147,321	1,544,088
(1)Ms. Moniz-Witten joined the Corporation as President of SJWC, effective as of March 25, 2024 and was not a named executive officer of the Corporation for the 2022 and 2023 fiscal years.
(2)Includes amounts deferred under (i) the San Jose Water Company's Special Deferral Election Plan, a non-qualified deferred compensation plan for officers and other select management personnel, (ii) the San Jose Water Company's Salary Deferral Plan, and (iii) the Savings Plan of The Connecticut Water Company ("CWC Savings Plan"), both of which are qualified deferred compensation plans under section 401(k) of the Code. For Ms. Johnson, disclosure includes amounts deferred under the 2017 CWC Deferred Compensation Plan, a non-qualified deferred compensation plan for selected management and highly compensated employees.
(3)Represents a one-time, sign-on bonus for Mr. Hauk in 2022 and for Ms. Moniz-Witten in 2024, in the amount of $225,000 and $175,000, respectively, intended to offset compensation forfeited by each officer in connection with their employment with the Corporation. The amount of the annual cash incentive compensation payable to each named executive officer based on attainment of the corporate performance goals is reported in the "Non-Equity Incentive Plan Compensation" column.
(4)The dollar amount reported in the Stock Awards column is equal to the aggregate grant-date fair value of the service-based ("Service RSU") and performance-based ("PSU") restricted stock unit awards made during each reported fiscal year, calculated in accordance with FASB ASC Topic 718, without taking into account any estimated forfeitures related to service-vesting conditions. For Service RSU awards, the grant date fair value was determined using the closing share price of the Corporation's common stock on the date of grant, as appropriately discounted to reflect the lack of dividend equivalent rights. For the PSU awards that vest based on return on equity, the total grant-date fair value is calculated using the probable outcome of the attainment of the pre-established performance objectives as of the grant date at 100% of target, as appropriately discounted to reflect the lack of dividend equivalent rights. The grant date fair value of PSU awards that vest based on relative total shareholder return was estimated utilizing the Monte Carlo valuation model, using the fair value of the Corporation's common stock with the effect of market conditions and no dividend yield on the date of grant, and assumes the performance goals will be attained. See also Note 8 to the Corporation's consolidated financial statements included in its quarterly report on Form 10-Q for the quarter ended March 31, 2024, and Note 2 to the Corporation's consolidated financial statements included in its annual report on Form 10-K for the 2024 fiscal year.

The grant-date fair values of the 2024 PSU awards assuming maximum attainment of the performance goals are as follows:

Name	Grant Date Fair Value at Maximum Attainment ($)
Eric W. Thornburg	1,731,460
Andrew F. Walters	310,349
Bruce A. Hauk	276,351
Kristen A. Johnson	233,817
Tanya Moniz-Witten	78,197
The grant-date fair values of the 2023 PSU awards assuming maximum attainment of the performance goals are as follows:

Name	Grant Date Fair Value at Maximum Attainment ($)
Eric W. Thornburg	2,155,807
Andrew F. Walters	362,879
Bruce A. Hauk	320,192
Kristen A. Johnson	268,930
The grant-date fair values of the 2022 PSU awards assuming maximum attainment of the performance goals are as follows:

Name	Grant Date Fair Value at Maximum Attainment ($)
Eric W. Thornburg	2,155,965
Andrew F. Walters	306,015
Bruce A. Hauk	264,659
Kristen A. Johnson	259,206
Ms. Moniz-Witten's employment with the Corporation commenced in March 2024. For further information concerning the Service RSUs and PSUs, see the section below titled "Grants of Plan-Based Awards."
(5)Represents earned annual cash incentive compensation in respect of 2024, which was based on the level of attainment of corporate and individual performance goals. See the section titled "Annual Cash Incentive Compensation" in the Compensation Discussion and Analysis. Ms. Moniz-Witten’s 2024 payout was pro-rated based on her period of service during 2024, and Mr. Hauk’s 2022 payout was pro-rated based on his period of service during 2022.
(6)Consists of the change in the actuarial present value of each named executive officer's accrued pension benefits under all pension plans recorded for the 2024 fiscal year including $12,408 of above-market earnings on non-qualified deferred compensation for Ms. Johnson, in accordance with SEC rules. The present value for each of the accrued pension benefits fluctuates from year-to-year based on additional years of service, changes in compensation and increased age. In addition, such fluctuations may also occur due to the interest rate used to discount anticipated future payments so that when interest rates decrease for example, the present value associated with the underlying benefit may increase.
Prior to his 2020 transfer to CWC, Mr. Walters accrued pension benefits under the SJWC Retirement Plan and the SJWC Cash Balance Executive Supplemental Retirement plan (“SJWC Cash Balance SERP”). He does not accrue additional pension benefits under such plans for his service at CWC, but he continues to accrue interest credits on his cash balance accounts under these plans. See the discussion under the section titled “Pension Benefits” which appears later in this Proxy Statement. All of the named executive officers, other than Ms. Johnson, participate in the SJWC plans, and Mr. Walters does not accrue additional benefits under the SJWC plans. The SJWC Cash Balance SERP benefit for Messrs. Thornburg and Hauk and Ms. Moniz-Witten is based on a contribution rate of 39%, 10%, and 10%, respectively, of their quarterly compensation (as defined in the plan), offset by their accrued benefit under the SJWC Retirement Plan.
The table below indicates the actuarial present value of the pension benefits accrued as of the close of the 2024 and 2023 fiscal years, respectively, by each named executive officer. For further information concerning the pension benefits, see the first table in the section titled "Pension Benefits" which appears later in this Proxy Statement.

Actuarial Present Value of Retirement Benefits	Thornburg	Walters	Hauk	Johnson	Moniz-Witten
Accrued as of the close of the 2024 fiscal year	4,086,937	379,417	170,385	3,459,642	49,895
Accrued as of the close of the 2023 fiscal year	3,338,421	382,216	96,046	2,998,607	—
Change in Pension Value ($)	748,516	(2,799)	74,339	461,035	49,895
(7)Consists of the change in the actuarial present value of the named executive officer’s accrued pension benefits recorded for the 2023 and 2022 fiscal years, respectively.
(8)For Mr. Thornburg, amounts include $13,800 for the Corporation's matching contributions under the 401(k) plan; for Mr. Walters, amounts include $15,613 for the Corporation's matching contributions under the 401(k) plan and $97,298 for the Corporation's contributions to the Deferred Compensation Plan; for Mr. Hauk, amounts include $13,800 for the Corporation's matching contributions under the 401(k) plan; for Ms. Johnson, amounts include $16,853 for the Corporation's matching contributions under the 401(k) plan; and for Ms. Moniz-Witten, amounts include $1,558 for her personal use of a company vehicle, $135,378 of relocation expenses incurred in connection with her employment with the Corporation, and $10,385 for the Corporation's matching contributions under the 401(k) plan.

Grants of Plan-Based Awards
The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2024 fiscal year under a compensation plan:

Name	Grant Date	Date of Pre- Authori- zation	Potential Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Grant Date Value ($)(3)
			Thre- shold ($)	Target ($)	Maxi- mum ($)	Thre- shold (#)	Target (#)	Maxi- mum (#)
Eric W. Thornburg	—	—	431,775	863,550	1,295,325	—	—	—		—		—
	1/2/2024	10/24/2023	—	—	—	—	—	—		8,436	(4)	515,861
	1/23/2024	—	—	—	—	4,448	8,895	13,343	(5)	—		515,376
	1/23/2024	—	—	—	—	5,130	10,259	20,518	(6)	—		638,931
Andrew F. Walters	—	—	143,000	286,000	429,000	—	—	—		—		—
	1/2/2024	10/24/2023	—	—	—	—	—	—		2,339	(4)	143,030
	1/23/2024	—	—	—	—	925	1,850	2,775	(5)	—		107,189
	1/23/2024	—	—	—	—	801	1,601	3,202	(6)	—		99,710
Bruce A. Hauk	—	—	130,000	260,000	390,000	—	—	—		—		—
	1/2/2024	10/24/2023	—	—	—	—	—	—		2,083	(4)	127,375
	1/23/2024	—	—	—	—	824	1,648	2,472	(5)	—		95,485
	1/23/2024	—	—	—	—	713	1,425	2,850	(6)	—		88,749
Kristen A. Johnson	—	—	102,000	204,000	306,000	—	—	—		—		—
	1/2/2024	10/24/2023	—	—	—	—	—	—		1,763	(4)	107,807
	1/23/2024	—	—	—	—	697	1,394	2,091	(5)	—		80,768
	1/23/2024	—	—	—	—	603	1,206	2,412	(6)	—		75,110
Tanya Moniz-Witten	—	—	69,288	138,575	207,863	—	—	—		—		—
	3/25/2024	1/23/2024	—	—	—	—	—	—		2,270	(4)	115,884
	4/30/2024	1/23/2024	—	—	—	—	—	—		9,367	(7)	468,444
	3/25/2024	—	—	—	—	210	419	629	(5)	—		21,390
	3/25/2024	—	—	—	—	278	555	1,110	(6)	—		30,741
(1)Reflects potential payouts under the annual cash incentive compensation program tied to attainment of corporate performance goals. See the tables titled "2024 Annual Incentive Cash Compensation Performance Goals For NEOs Other than SJWC President" and "2024 Annual Incentive Cash Compensation Performance Goals For SJWC President" in the Compensation Discussion and Analysis section. The annual cash incentive payout amounts are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(2)Reflects grants of restricted stock units under the Corporation's Long-Term Incentive Plan as more fully described in the footnotes below. The restricted stock units do not include dividend equivalent rights. A portion of the vested shares which become issuable under the units will be withheld by the Corporation to cover the applicable withholding taxes.
(3)The grant-date value is calculated in accordance with FASB ASC Topic 718, and accordingly determined on the basis of the closing selling price per share of the Corporation's common stock on the applicable grant date, as appropriately discounted to reflect the lack of dividend equivalent rights. For the PSU awards that vest based on return on equity ("ROE"), the total grant-date fair value is calculated using the probable outcome of the attainment of the pre-established performance objectives as of the grant date at 100% of target, as appropriately discounted to reflect the lack of dividend equivalent rights. The grant date fair value of the PSU awards that vest based on relative total shareholder return ("rTSR") were estimated utilizing the Monte Carlo valuation model, using the fair value of the Corporation's common stock with the effect of market conditions and no dividend yield on the date of grant, and assumes the performance goals will be attained. The reported grant-date value does not take into account any estimated forfeitures relating to service-vesting conditions.
(4)Each officer was granted Service RSU awards on the grant date and covering the number of shares of the Corporation's common stock specified in the table. Each RSU entitles the officer to receive one share of the Corporation's common stock on the applicable vesting date of that unit. The RSUs vest in a series of three successive equal annual installments upon such officer's completion of each year of service with the Corporation over the three-year period measured from the grant date. The units will vest in full, and the underlying shares will become immediately issuable, on an accelerated basis if (i) the officer's service terminates by reason of death or disability; or (ii) the officer is involuntarily terminated other than for good cause, or resigns for good reason, within 24 months after a change in control. Immediate vesting will also occur in the event there is a change in control of the Corporation in which the units are not assumed or otherwise continued in effect.
(5)Each officer was granted PSU awards on the grant date and covering the target number of shares specified in the table. Each such PSU award will vest based on the level of achievement of a performance goal based on ROE over the period measured from January 1, 2024 to December 31, 2026. The maximum number of shares issuable to an individual under each such performance-based award is 150% of the target number of shares specified for such individual and no shares are issuable if the threshold level of performance is not attained. If the officer’s employment terminates prior to the completion of the performance period by reason of death, disability or retirement or if the officer is involuntarily terminated other than for good cause or resigns for good reason, then following completion of the performance period the officer will vest in the number of shares the officer would have vested based on actual performance pro-rated based on the number of months of service (rounded up) the officer completed during the performance period. In the event a change in control occurs during the performance period, the award will vest with respect to the target number of shares (i) upon the change in control if the award is not assumed, replaced or converted; or (ii) at the end of the performance period if the award is assumed, replaced or continued, subject to accelerated vesting on an earlier termination by reason of death or disability or involuntary termination other than for good cause or resignation for good reason.
(6)Each officer was granted PSU awards on the grant date and covering the target number of shares specified in the table. Each such performance-based award will vest based on the level of achievement of a performance goal based on rTSR performance over the period measured from January 1, 2024 to December 31, 2026. The number of shares issuable under such award will range between 0% to 200% of the target number of shares and will vest based on the level of actual attainment of the specified performance goal. If the officer’s employment terminates prior to the completion of the performance period by reason of death, disability or retirement or if the officer is involuntarily terminated other than for good cause or resigns for good reason, then following completion of the performance period the officer will vest in the number of shares the officer would have vested in based on actual performance pro-rated based on the number of months of service (rounded up) the officer completed during the performance period. In the event a change in control occurs during the performance period the award will vest with respect to the target number of shares (i) upon the change in control if the award is not assumed, replaced or converted; or (ii) at the end of the performance period if the award is assumed, replaced or continued, subject to accelerated vesting on an earlier termination by reason of death, disability or involuntary termination other than for good cause or resignation for good reason.
(7)Ms. Moniz-Witten was granted a one-time, special Service RSU award in connection with her appointment as President of SJWC that will vest in three substantially equal installments on April 30, 2025, April 30, 2026, and April 30, 2027, subject to the terms described in footnote 4 above.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2024:

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Eric W. Thornburg	2,396	(2)	117,931	10,190	(3)	501,552
	4,324	(4)	212,827	4,098	(5)	201,704
	8,436	(6)	415,220	8,895	(7)	437,812
				5,130	(9)	252,499
Andrew F. Walters	460	(2)	22,641	2,048	(3)	100,803
	89	(12)	4,381	618	(5)	30,418
	1,158	(4)	56,997	1,850	(7)	91,057
	2,339	(6)	115,126	801	(9)	39,425
Bruce A. Hauk	476	(10)	23,429	1,806	(3)	88,891
	1,251	(11)	123,148	545	(5)	26,825
	1,022	(4)	50,303	1,648	(7)	81,115
	2,083	(6)	102,525	713	(9)	35,094
Kristen A. Johnson	460	(2)	22,641	1,518	(3)	74,716
	859	(4)	42,280	458	(5)	22,543
	1,763	(6)	86,775	1,394	(7)	68,613
				603	(9)	29,680
Tanya Moniz-Witten	2,270	(8)	111,729	419	(7)	20,623
	9,367	(8)	461,044	278	(9)	13,683
(1)The reported market value of the shares underlying the unvested units is based on the $49.22 closing selling price of the Corporation's common stock on December 31, 2024, the last trading day in the 2024 fiscal year.
(2)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on January 3, 2022. As of December 31, 2024, one-third of the units were unvested.
(3)The underlying shares vest based on the level of achievement of a performance goal based on ROE performance over the period measured from January 1, 2023 to December 31, 2025 and continued service through December 31, 2025. The number of shares issuable under such awards will range between 0% to 150% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at maximum level.
(4)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on January 3, 2023. As of December 31, 2024, two-thirds of the units were unvested.
(5)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period. The underlying shares vest based on the rTSR over the period measured from January 1, 2023 to December 31, 2025, and continued service through December 31, 2025. The number of shares issuable under such awards will range between 0% to 200% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at threshold level.
(6)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on January 2, 2024. As of December 31, 2024, all of the units were unvested.
(7)The underlying shares vest based on the level of achievement of a performance goal based on ROE performance over the period measured from January 1, 2024 to December 31, 2026 and continued service through December 31, 2026. The number of shares issuable under such awards will range between 0% to 150% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at target level.

(8)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on March 25, 2024 and April 30, 2024, respectively. As of December 31, 2024, all of the units were unvested.
(9)The underlying shares vest based on the level of achievement of a performance goal based on rTSR over the period measured from January 1, 2024 to December 31, 2026, and continued service through December 31, 2026. The number of shares issuable under such awards will range between 0% to 200% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at threshold level.
(10)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the grant date on August 22, 2022. As of December 31, 2024, one-third of the units were unvested.
(11)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the grant date on December 20, 2022. As of December 31, 2024, one-third of the units were unvested.
(12)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on January 26, 2022. As of December 31, 2024, one-third of the units were unvested.

Option Exercises and Stock Vested
The following table sets forth, for each of the named executive officers, the number and value of shares of the Corporation's common stock subject to each deferred restricted stock or restricted stock unit award that vested during the year ended December 31, 2024. No option or stock appreciation rights were exercised by the named executive officers during the 2024 fiscal year, and none of such officers held any option or stock appreciation rights as of December 31, 2024.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Eric W. Thornburg	2,036		131,057
	2,162		140,054
	2,396		155,213
	6,668	(2)	328,199
	5,803	(3)	285,624
Andrew F. Walters	89		5,347
	503		32,378
	460		29,799
	579		37,508
	1,134	(2)	55,815
	740	(3)	36,423
Bruce A. Hauk	1,251		61,574
	475		27,441
	511		33,103
	928	(2)	45,676
	669	(3)	32,928
Kristen A. Johnson	503		32,378
	429		27,791
	460		29,799
	960	(2)	47,251
	627	(3)	30,861
	484	(4)	27,181
Tanya Moniz-Witten (5)	_		_
(1)The value realized is determined by multiplying (i) the market price of the Corporation's common stock on the applicable vesting date by (ii) the number of shares which vested on such date.
(2)Represents awards of restricted stock units granted in 2022 under the Corporation's Long-Term Incentive Plan. See the section titled "2022 ROE Awards Earned" in the Compensation Discussion and Analysis.
(3)Represents awards of restricted stock units granted in 2022 under the Corporation's Long-Term Incentive Plan. See the section titled "2022 rTSR Awards Earned" in the Compensation Discussion and Analysis.
(4)Represents shares underlying deferred stock units ("DSUs") credited pursuant to dividend equivalent rights accrued on outstanding DSUs granted by CTWS and assumed by the Corporation in connection with the merger with CTWS in October 2019.
(5)Ms. Moniz-Witten joined the Corporation as President of SJWC, effective as of March 25, 2024.

Pension Benefits
Three separate benefit plans are maintained for employees of SJWC: (i) SJWC's Retirement Plan, a tax-qualified pension plan (the "SJWC Retirement Plan"); (ii) the SJWC Executive Supplemental Retirement Plan, a non-qualified supplemental pension plan (the "SJWC SERP"); and (iii) the SJWC Cash Balance Executive Supplemental Retirement Plan, a non-qualified pension plan (the "SJWC Cash Balance SERP").
Three separate benefit plans are maintained for employees of The Connecticut Water Company ("CWC"): (i) the CWC Employees’ Retirement Plan, a tax-qualified pension plan (the "CWC Retirement Plan"); (ii) individual supplemental executive retirement agreements with certain executives that provide non-qualified supplemental pension benefits ("CWC SERP Agreements"); and (iii) supplemental retirement benefits provided under individual deferred compensation agreements (“Deferred Compensation Plan II”). Except for Ms. Johnson, none of the named executive officers participate in the CWC Retirement Plan. Mr. Thornburg and Ms. Johnson have respective CWC SERP Agreements and benefits under the Deferred Compensation Plan II.
The following table sets forth as of December 31, 2024, each plan that provides for payments or other benefits in connection with the retirement of each of the named executive officers, the number of years of service credited to the named executive officer under the plan, the actuarial present value of the named executive officer's accumulated benefit under each applicable plan, and the dollar amount of any payments and benefits paid to the named executive officer during the Corporation's last completed fiscal year.

Name		Plan	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Eric W. Thornburg	(2)	SJWC Retirement Plan	7	122,617	—
		SJWC Cash Balance SERP	7	3,964,320	—
		CWC SERP Agreement	12	1,329,540	100,065
		Deferred Compensation Plan II	6	110,789	8,516
Andrew F. Walters	(3)	SJWC Retirement Plan	6	104,841	—
		SJWC Cash Balance SERP	6	274,576	—
Bruce A. Hauk		SJWC Retirement Plan	2	39,523	—
		SJWC Cash Balance SERP	2	130,862	—
Kristen A. Johnson		CWC Retirement Plan	18	782,291	—
		CWC SERP Agreement	18	2,088,664	—
		Deferred Compensation Plan II	18	588,687	—
Tanya Moniz-Witten		SJWC Retirement Plan	1	12,332	—
		SJWC Cash Balance SERP	1	37,563	—
(1)     The number of years of credited service has been rounded to the nearest whole number. The present value of accumulated benefits is based on the actual period of service credited.
(2)     Prior to joining the Corporation on November 6, 2017, Mr. Thornburg served as President and Chief Executive Officer of CTWS. In connection with this service, Mr. Thornburg is eligible to receive additional supplemental retirement benefits under the terms of (i) his CWC SERP Agreement for benefits accrued during his prior service with CTWS from March 1, 2006 through October 15, 2017, and (ii) the Deferred Compensation Plan II for benefits accrued during his service with CTWS from January 1, 2012 through October 15, 2017.
(3)    On January 7, 2020, Mr. Walters’ employment with SJWC ended, and he became employed by CWC. As an employee of CWC, Mr. Walters is not eligible to receive additional benefits based on quarterly compensation under the SJWC Cash Balance SERP, and his service with CWC does not count towards additional benefit accruals under the SJWC Retirement Plan. Mr. Walters is fully vested in his accrued benefit prior to January 7, 2020 under the SJWC Cash Balance SERP, which continues to receive interest credits.

The pension benefits payable to the executive officers increase in correlation with increases in salary and years of service. The present value of the accrued pension benefit will also fluctuate from year-to-year based on the age of the participant and the interest rate used to discount anticipated future payments so that when interest rates decrease for example, the present value associated with the underlying benefit may increase. The actuarial and economic assumptions to determine the present value of the accrued benefits under the plans are shown below.

Plan	Discount Rates (%)
	2023	2024
SJWC Retirement Plan	5.03	5.63
SJWC Cash Balance SERP	4.99	5.55
CWC Retirement Plan	5.02	5.61
CWC SERP Agreements	5.01	5.58
Deferred Compensation Plan II	5.01	5.58
.

Plan	Society of Actuaries Mortality Rate Tables Used for 2023 and 2024
SJWC Retirement Plan	Pri-2012 Total Dataset Amount-Weighted Mortality with MP-2021
SJWC Cash Balance SERP	Pri-2012 White Collar Amount-Weighted Mortality with MP-2021 projection scale
CWC Retirement Plan	Pri-2012 Private Retirement Plans Amount Weighted Mortality, with MP-2021 projection scale
CWC SERP Agreements	Pri-2012 Private Retirement Plans White Collar Amount-Weighted Mortality Tables, with MP-2021 projection scale
Deferred Compensation Plan II	Pri-2012 Private Retirement Plans White Collar Amount-Weighted Mortality Tables, with MP-2021 projection scale
There is no assumption for pre-retirement mortality or cessation of service, and retirement is assumed to occur at the earliest age at which each named executive officer can receive the pension benefits without actuarial reductions. For further information concerning actuarial assumptions for the SJWC SERP, SJWC Cash Balance SERP, CWC Retirement Plan, and CWC SERP Agreements please see Note 11 to the Corporation's consolidated financial statements included in its annual report on Form 10-K for the 2024 fiscal year.
SJWC Retirement Plan Benefit
Benefit accruals under the SJWC Retirement Plan differ depending on whether an employee first commenced employment with SJWC: (i) before March 31, 2008 or (ii) on or after March 31, 2008. Messrs. Thornburg, Hauk, and Walters, and Ms. Moniz-Witten commenced employment with SJWC after March 31, 2008.
Mr. Walters was an employee of SJWC until January 6, 2020. Effective January 7, 2020, Mr. Walters became an employee of CWC. As a result of such transition, Mr. Walters no longer accrues benefits under SJWC's Cash Balance SERP, although he remains an executive officer of the Corporation.
The retirement benefits accrued by SJWC employees who first commence service on or after March 31, 2008, including Messrs. Thornburg, Hauk, and Walters (for his service with SJWC prior to 2021) and Ms. Moniz-Witten are determined under the cash balance portion of the SJWC Retirement Plan and will be based upon the compensation credits and interest credits made to a hypothetical bookkeeping account established for each such participant. Compensation credits will be made on behalf of each participant each plan quarter in which the participant is an eligible employee with at least one hour of service for that quarter. The amount of the compensation credit for that quarter will be based on the compensation paid to the participant for that quarter and their years of credited service, as determined in accordance with the following schedule:

Years of Credited Service	Percent of Compensation (%)
Less than 5	5
5 but less than 10	6
10 but less than 15	7
15 but less than 20	9
20 or more	11
For purposes of determining the amount of each participant's compensation credit, (i) compensation is generally based upon the amount that would otherwise be reported on the participant's Form W-2 for federal income tax purposes during the quarter, plus amounts deferred for that quarter under the 401(k) plan and certain other limited deferrals, and (ii) the annual compensation taken into account may not exceed the annual compensation limit determined in accordance with the Code.
Interest credits are also generally made on behalf of each participant each plan quarter. The amount of each interest credit is determined by multiplying the balance of the participant's account as of the last day of that plan quarter by the lesser of: (i) the greater of one quarter of (a) the minimum three and a quarter percent annual interest rate or (b) the annual yield on 30-year Treasury bonds, determined as of the month of October preceding the first day of the plan year; and (ii) one quarter of the six percent maximum annual interest rate.
Benefits accrued under the SJWC Retirement Plan may be paid as (i) a fixed monthly pension for life, (ii) a reduced monthly benefit payable for life but with a minimum payment period of ten years for the participant or their designated beneficiary, or (iii) a reduced joint and survivor annuity for the participant and their surviving spouse. For participants who commence employee status on or after March 31, 2008, the accrued benefits may be paid in a lump sum, or pursuant to any of the forms described above, following attainment of the applicable age and service requirements.
Messrs. Thornburg, Hauk, and Walters and Ms. Moniz-Witten participate in the cash balance portion of the SJWC Retirement Plan and are eligible to receive early retirement benefits upon termination of employment, provided that they are vested. Participants who are credited with an hour of service on or after March 31, 2008, will become fully vested following the earlier of three years of service or age 65. As of December 31, 2024 all the named executive officers employed by SJWC, other than Mr. Hauk and Ms. Moniz-Witten, are vested under the SJWC Retirement Plan.
CWC Retirement Plan Benefit
All employees of CWC hired prior to January 1, 2009, including Ms. Johnson, participate in the CWC Retirement Plan, a noncontributory qualified defined benefit plan. The plan also covers eligible employees of certain subsidiaries hired before March 1, 2012. Retirement benefits for eligible employees of CWC are based on the employee’s years of credited service and average earnings, which is defined to mean the highest average annual regular basis compensation received by an individual from CWC during any 60 consecutive months. Different retirement benefits apply to certain legacy groups. Participants are eligible for normal retirement as of the first day of the month coinciding with or following attainment of age 65. An early retirement benefit, based on the normal retirement benefit subject to reduction factors for retirement before age 62, may be taken upon attainment of age 55 and completion of 10 years of credited service.
The monthly retirement benefit under the CWC Retirement Plan is equal to one half of the greatest of (i) 1.6 percent of the participant’s average earnings multiplied by years of credited service and (ii) $1,000 per year of credited service proportionally reduced for less than 10 years of credited service, but in no event shall the benefit be less than the benefit accrued as of December 31, 2000. The benefit is not reduced for old-age insurance benefits under Section 202 of the Social Security Act. Benefits vest with five years of service.

SJWC Cash Balance SERP Benefit
The SJWC Cash Balance SERP is a non-qualified supplemental retirement benefit plan for executive officers and other key management personnel employed by SJWC who commence employment on or after March 31, 2008, and are accordingly ineligible to participate in the SJWC SERP. Participants are selected from time to time by the Compensation Committee and remain general creditors of SJWC with respect to their accrued benefits under the plan until the benefits are paid. Messrs. Thornburg and Hauk, and Ms. Moniz-Witten participate in and accrue benefits under the SJWC Cash Balance SERP. Eligible employees selected for SJWC Cash Balance SERP participation by the Compensation Committee will become a participant on the first day of the first quarter next following the date of their selection date or such later date as the Compensation Committee may specify, except that the plan was amended to allow Mr. Thornburg to become a participant in the plan as of November 6, 2017, his first day of employment with the company.
An account balance will be maintained for each participant in the SJWC Cash Balance SERP and will be periodically credited with a percentage of their compensation for the applicable period based on their years of credited service. The plan was amended effective October 24, 2018, granting the Compensation Committee the discretion to designate a different formula (as to years of credited service and/or percent of compensation) for any participant, provided no such action shall reduce any accrued benefit as of the date of such action. Except for Mr. Thornburg, compensation credits are made in accordance with the following formula:

Years of Credited Service	Percent of Compensation (%)
Less than 5	10
5 but less than 10	11
10 but less than 15	12
15 but less than 20	14
20 or more	16
Under the SJWC Cash Balance SERP, each participant will receive compensation credits based on a percentage of compensation and interest credits on a quarterly basis to the book account maintained for increase. The benefit accrued under the SJWC Cash Balance SERP will be offset by a portion of the participant's benefit accrued under the SJWC Retirement Plan. Accordingly, at such time as the participant becomes entitled to receive their retirement benefit under the SJWC Cash Balance SERP, a portion of their accrued benefit under the SJWC Retirement Plan will be applied as an offset to their vested accrued benefit under the SJWC Cash Balance SERP.
A participant's accrued benefit for plan quarters ending before January 1, 2014, and associated interest credits accrued after December 31, 2013, shall be paid in a single lump sum beginning on the first day of the seventh month following the participant's separation from service. Pursuant to the SJWC Cash Balance SERP amended as of October 30, 2013, a participant's accrued benefit for plan quarters ending after January 1, 2014, and all associated interest credits shall be paid in a single lump sum beginning on the first day of the seventh month following the participant's separation from service unless a timely election is made by the participant to receive their benefit in annual installments over a 10-year period beginning on the first business day of the seventh month following their separation from service.
The SJWC Cash Balance SERP also provides a death benefit should the participant die with a vested accrued benefit. The amount of the death benefit will be calculated in the same manner as if the participant had survived and will be payable in a lump sum to their beneficiary.
A participant will vest in their SJWC Cash Balance SERP benefit upon completion of ten years of service or in the event the participant becomes entitled to a severance benefit under the Executive Severance Plan by reason of a qualifying termination.
The plan was amended effective January 31, 2014, to provide Mr. Walters with full vesting of his accrued benefit under the plan upon completion of three years of service. As a result of Mr. Walters'

transition to being an employee of CWC, effective January 7, 2020, he is no longer accrues benefits under the SJWC Cash Balance SERP.
The plan was amended effective November 6, 2017, for Mr. Thornburg to provide that: (i) the percentage of compensation credited to his SJWC Cash Balance SERP account each quarter until the quarter he turns 65 shall be 39 percent of his quarterly compensation; (ii) the special sign-on bonus specified in his employment agreement would be included in his compensation for the plan quarter in which it was paid; and (iii) he will vest in his accrued benefit under such plan once he turns 65 instead of the regular 10-year vesting schedule in effect for the other participants. As of December 31, 2024, Mr. Walters is vested, and Mr. Thornburg and Mr. Hauk, and Ms. Moniz-Witten are not vested in the SJWC Cash Balance SERP.
CWC SERP Agreement
The CWC SERP Agreements are designed to supplement the executive’s retirement income by providing retirement benefits in excess of the pension benefit under the CWC Retirement Plan. If the executive meets the age and any applicable service requirements, the CWC SERP Agreements provide the covered executive with a retirement benefit equal to approximately 60 percent of the participant’s average earnings, as defined under the CWC Retirement Plan but without the compensation limit under the Code, offset by their benefit payable under the CWC Retirement Plan, and for Ms. Johnson, further offset by the benefit payable to her under the pension of a former employer.
If benefits commence prior to the executive’s attainment of age 62, benefits are reduced by four percent for each complete year by which such benefit commencement precedes the executive’s attainment of age 62. If the participant retires after attaining age 62, average earnings also include the value of cash units, restricted stock, and performance share units awarded under the CTWS 1994 (as amended and restated in 2002), 2004 or 2014 Performance Stock Programs. If the executive undergoes a “separation from service” with CWC either without cause (as defined in each participant’s employment agreement) or due to death or disability at any time before the attainment of age 62, the participant’s supplemental retirement benefit under the CWC SERP Agreement will generally be treated as if the “separation from service” occurred after the participant attained age 62 in two respects: (i) the executive’s supplemental retirement benefit will not be reduced by an early retirement factor and (ii) the components of compensation used to calculate average earnings for purposes of the supplemental retirement benefit will be consistent with the components used following a “separation from service” after attaining age 62. Ms. Johnson has not attained age 62 and is fully vested in her CWC SERP Agreement benefits.
In connection with his service as President and Chief Executive Officer of CTWS prior to joining the Corporation, Mr. Thornburg accrued a benefit under a CWC SERP Agreement. Mr. Thornburg took a complete distribution of his benefit payable under the CWC Retirement Plan in 2018. Consistent with the terms of the CWC SERP, Mr. Thornburg commenced receiving his CWC SERP Agreement benefit in May 2018.
CWC Deferred Compensation Agreement
Eligible employees have entered into deferred compensation agreements with CWC collectively referred to as the ”Deferred Compensation Plan II.” These agreements are a non-qualified plan in which only CWC senior officers and other designated members of management participate, and such individuals remain general creditors of CWC with respect to their accrued benefits under the plan until the benefits are paid. The agreements provide a lifetime benefit intended to supplement the executive’s retirement income. Deferred Compensation Plan II participants were provided the opportunity to defer up to 12 percent of their compensation annually, and to have the deferred compensation credited with earnings each January 1 and July 1 in an amount equal to 50 percent of the product of (i) the recent AAA Corporate Bond Yield Average published by Moody's, plus 4 percentage points and (ii) the participant’s existing deferred compensation account balance. Interest continues to be credited until the employee commences distribution. Benefits are paid in the form of a life annuity. The Deferred Compensation Plan II agreements are closed to new participant elective deferral contributions, but participants continue to have their accounts credited with earnings.

During his service as President and Chief Executive Officer of CTWS, Mr. Thornburg accrued a benefit under the Deferred Compensation Plan II. Under the terms of his agreement, Mr. Thornburg deferred amounts from his compensation beginning January 1, 2012 until December 31, 2016. During his employment with CTWS which ended on October 15, 2017, these elective deferral contributions were credited with earnings using the interest factor as described above. Consistent with the terms of the Deferred Compensation Plan II, Mr. Thornburg commenced receiving a life annuity under the Deferred Compensation Plan II in May, 2018 computed on the basis of a mortality table that assumes a life expectancy of age 80 years and the interest factor described above (as in effect as of the time the life annuity was calculated). Ms. Johnson is a Deferred Compensation Plan II participant and is accruing a benefit under the plan.
Non-Qualified Deferred Compensation
2017 CWC Deferred Compensation Plan
The 2017 CWC Deferred Compensation Plan is a non-qualified plan in which only CWC senior officers and other designated members of management may participate, and such individuals remain general creditors of CWC with respect to their accrued benefits under the plan until the benefits are paid. Eligible CWC employees may elect to defer up to 50 percent of base salary and 100 percent of cash incentive pay under the 2017 CWC Deferred Compensation Plan. The deferred amounts are credited with earnings based on the participant’s notional investments among six index funds and a fixed rate alternative currently crediting 2.86 percent.
During the fiscal year 2024, Mr. Walters, and Ms. Johnson participated in the 2017 CWC Deferred Compensation Plan. Mr. Walters' 2017 CWC Deferred Compensation Plan account is credited semi-annually with an amount currently equal to twelve percent of his salary and any bonus paid in the period prior to the semi-annual crediting date, contingent on Mr. Walters' continued employment with CWC through the semi-annual crediting date. Mr. Walters and Ms. Johnson are fully vested in their 2017 CWC Deferred Compensation Plan accounts.
The following tables show the deferred compensation activity for Mr. Walters and Ms. Johnson during the 2024 fiscal year attributable to the named executive officer's participation in the 2017 CWC Deferred Compensation Plan as applicable to each such named executive officer.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(4)
Kristen A. Johnson	146,149	—	82,291	—	863,095
Andrew F. Walters	—	97,298	83,767	—	494,292
(1)For Ms. Johnson, represents contributions made under the 2017 CWC Deferred Compensation Plan in the 2024 fiscal year, which are reported in the "Salary" and the "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table for 2024.
(2)For Mr. Walters, represents the $97,298 contributed by the Corporation and reported in the "All Other Compensation" column in the Summary Compensation Table for 2024.
(3)Includes the amount of interest that was accrued for the 2024 fiscal year on the named executive officer's outstanding balance under the 2017 CWC Deferred Compensation Plan.
(4)Includes amounts previously reported as compensation to the named executive officer in the Summary Compensation Table as follows: for Ms. Johnson, $115,776 reported in 2022 and $123,310 reported in 2023; and for Mr. Walters, $82,846 reported in 2023.

The following table shows the deferred compensation activity for Ms. Johnson for the 2024 fiscal year attributable to deferred shares of the Corporation's common stock awarded or credited during such year.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(3)
Kristen A. Johnson	—	23,822	(271,098)	—	851,066
(1)Represents the fair market value as of December 31, 2024, of the shares underlying additional deferred share units credited to Ms. Johnson for the 2024 fiscal year as a result of the dividend equivalent rights under her assumed deferred share units.
(2)Represents a decrease in the fair market value of the shares underlying accumulated deferred share units since the beginning of the 2024 fiscal year.
(3)The reported aggregate balance is based on the $49.22 closing selling price of the common stock on December 31, 2024.
Risk Assessment of Compensation Policies and Practices
The Compensation Committee, with input and assistance from the human resources department, annually assesses the various compensation programs, policies and practices maintained by the Corporation and its subsidiaries for the executive officers and other employees throughout the organization to determine whether any of those programs, policies and practices encourages excess risk taking that would create a material risk to the Corporation's economic viability. As part of that process for the 2024 fiscal year, in February 2024, the Compensation Committee reviewed a detailed inventory of the Corporation's compensation plans and programs prepared by the human resources department summarizing the principal features of each plan, the potential risk factors (if any) associated with each plan and the mitigation factors designed to address those risks.
Based on that review and the fact that as public utilities, the Corporation's wholly owned subsidiaries operate in a heavily regulated environment, the Compensation Committee concluded it was not reasonably likely that any of the compensation programs, policies and practices of the Corporation or its subsidiaries, whether individually or in the aggregate, would have a material adverse effect upon the Corporation. In reaching such conclusion, the Compensation Committee took into account the following factors, including factors specifically analyzed in terms of the compensation programs, policies and practices for the Corporation's executive officers:
•For most of the employee base, compensation is primarily in the form of base salary. Certain employees are also eligible to receive cash incentive compensation tied to both financial and non-financial metrics and individual performance, subject to a maximum payout.
•The compensation program for officers provides a balanced mix of cash and equity and annual and long-term incentives designed to align the interests of our officers with our long-term interests.
•We use different performance measures for our annual cash incentive programs and our long-term incentive plans, and we set performance goals that we believe are challenging but attainable without taking excessive risks.
•Under the cash incentive compensation program for officers, we use a number of different financial and operational performance measures as well as individual goals with meaningful caps on the potential pay-outs; we believe this structure mitigates any tendency for an officer to focus exclusively on the specific financial metrics.
•Each of the officers, including the named executive officers, receives equity compensation in the form of restricted stock unit awards that derive their value from the market price of the Corporation's common stock, and the value of those awards increases as the price of the common stock appreciates and stockholder value is thereby created. Accordingly, the equity component is structured to encourage long-term growth and appreciation in the value of the Corporation's business and stock price.

•The Corporation uses restricted stock unit awards (service-based and performance-based) rather than stock options because they provide varying levels of compensation as the market price of the Corporation's common stock fluctuates over time (and retain value even if the stock price declines) which should reduce the incentive for excessive risk taking. Currently, there are no outstanding stock options granted by the Corporation.
•The Service RSU awards vest over a period of three years and this vesting element encourages the recipients of those awards to focus on sustaining the Corporation's long-term performance. The PSU awards granted in 2024 are tied to financial performance measured over three years with a payout capped at 150 or 200 percent of target shares depending on the type of PSU. Because such awards are made annually, the officers always have unvested awards outstanding that could decrease significantly in value if the business of the Corporation and its subsidiaries is not managed for the long-term.
•Pursuant to the Corporation's Clawback Policy, all executive officers will be required to repay to the Corporation up to the full amount of any incentive compensation, including PSUs, and other stock based awards, that were paid based on the financial statements that were subsequently restated.
•The Corporation maintains four tax-qualified retirement plans. Two tax-qualified retirement plans are sponsored by SJWC and provide benefits for all SJWC employees who meet minimum service requirements. One of the SJWC-sponsored plans is a defined benefit pension plan and the other is a defined contribution 401(k) plan. Employees of TWC, Inc. a wholly owned subsidiary of the Corporation, currently participate in the SJWC-sponsored 401(k) plan and are eligible to participate in the SJWC defined benefit pension plan.
Two tax-qualified retirement plans are sponsored by CWC. One is a defined contribution 401(k) plan and the other is a defined benefit pension plan. The defined contribution 401(k) plan provides benefits for all employees of CWC and MWC who meet minimum service requirements. The defined benefit plan provides benefits to employees of CWC hired prior to January 1, 2009, and employees of The Main Water Company ("MWC"), a wholly owned subsidiary of the Corporation, formerly Aqua Maine, Inc., including Consumers Maine Water Company or related entities, hired prior to April 1, 2003. Employees of the Biddeford and Saco Water Company ("BSWC"), now employees of MWC, hired and eligible to participate before March 1, 2012, also participate in the CWC defined benefit plan. Different benefit formulas apply under the CWC defined benefit plan for CWC employees, MWC employees and BSWC employees (now MWC employees).
Each of the four plans is designed and operates in accordance with applicable federal laws that impose coverage, vesting, and funding requirements and maximum dollar limitations on the annual retirement benefit that can be accrued under such plan. The respective plan sponsors, SJWC and CWC, regularly monitor the administration, including the funding, of these plans.
•SJWC also maintains two executive supplemental retirement plans for certain officers and other selected executives of SJWC. These plans supplement the eligible executive’s retirement benefits under the applicable tax-qualified defined benefit plan. Each eligible officer and other selected employees participate in only one of the plans. The benefit formula under each plan generally follows the applicable tax-qualified pension plan benefit formula but without application of compensation limits. Benefits payable under the supplemental retirement plan are offset by the benefits payable under the tax-qualified pension plan. Unlike the qualified retirement plan benefits, participants in these two supplemental retirement plans are general creditors of SJWC who would lose substantially all of their accrued benefits under the supplemental plans were SJWC to become insolvent.
In addition, CWC maintains amended and restated supplemental executive retirement agreements for certain executives. Under the amended and restated supplemental executive retirement agreements, an executive that meets the age and any applicable service requirements under such an agreement receives an annual retirement benefit equal to 60 percent of average earnings, as defined under the CWC defined benefit pension plan, but without application of the maximum compensation limits imposed on tax-qualified plans, offset by the benefit payable under the tax-qualified defined benefit plan and in certain instances, prior company pension benefits. The amended and restated supplement executive retirement agreements also provide for an unreduced supplemental retirement plan benefit in the event of a termination prior to attainment of age 62.
•The Corporation has also instituted stock ownership guidelines which require the executive officers to maintain a substantial ownership interest in the Corporation. By requiring that a meaningful amount of their personal wealth be tied to long-term holdings in the Corporation's common stock, the Corporation has further aligned the executive officers' interests with those of the stockholders and mitigated the risk of excessive risk taking.
•Finally, the Corporation has adopted policies that preclude certain employees and other individuals, including officers and family members residing in the same household, from engaging in hedging or monetization transactions in the Corporation's stock such as put and call options and from pledging the Corporation's stock or holding such stock in margin accounts. Accordingly, the executive officers bear the full risk of economic loss, like any other stockholder, with respect to their equity holdings, whether in the form of actual shares of the Corporation's common stock or restricted stock units that will convert into such shares following the satisfaction of the applicable vesting requirements.
For the foregoing reasons, the Compensation Committee concluded that it was not reasonably likely that the overall employee compensation structure of the Corporation and its subsidiaries, as in effect in February 2024, when analyzed either in terms of its organization-wide application or its specific application to various major business units, would have any material adverse effect upon the Corporation.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President, Chief Executive Officer, and Chairman, Eric W. Thornburg ("CEO").
For fiscal year ended December 31, 2024, our last completed fiscal year:
•The median of the annual total compensation of all employees of the Corporation (other than our CEO) was $130,772, and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table included earlier in this Proxy Statement, was $4,045,212.
Based on this information, the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of all employees for 2024 was 31 to 1.
There has been no material change in the Corporation’s employee population or employee compensation arrangements for 2024 as compared to 2023 that the Corporation believes would significantly impact the pay ratio disclosure. Accordingly, as permitted by Item 402(u) of Regulation S-K, the Corporation used the same median employee as identified for 2023 to determine the median of the annual total compensation of all employees for 2024.
We took the following steps to identify the median employee in 2023:
•We determined that, as of October 31, 2023, our employee population consisted of approximately 806 individuals, not including the CEO, with all of these individuals located in the United States. This population consisted of our full-time, part-time, temporary and seasonal employees.
•We selected October 31, 2023, which is within the last three months of fiscal year 2023, as the date upon which we would identify the "median employee" because it enabled us to make such identification in a reasonably efficient and economical manner.
•To identify the “median employee” from our employee population, we compared the amount of salary, wages, and tips of our employees as reflected in our payroll records as reported to the

Internal Revenue Service on Form W-2 for 2023. We excluded equity awards and bonus payments from our compensation measure because we did not widely distribute such awards and bonus payments to our employees. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.
We combined all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $130,772.
Pay versus Performance Table
The following table sets forth information concerning: (i) the compensation of our President, Chief Executive Officer, and Chairman of the Board, Eric W. Thornburg and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” or "CAP" to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024 and (ii) our cumulative total shareholder return (“TSR”), the cumulative TSR of our comparator group (“Comparator Group TSR”), Net Income and Adjusted Diluted EPS over such years in accordance with SEC rules, performance for each such fiscal year:

Year	Summary Compensation Table Total for Mr. Thornburg ($)	Compensation Actually Paid to Mr. Thornburg ($)(1)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(2)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (thousands)($)	Adjusted Diluted EPS ($)(4)
					Total Shareholder Return ($)	S&P 1000 Utilities Index Total Shareholder Return ($)(3)
2024	4,045,212	1,809,440	1,411,736	1,084,127	77.40	123.90	93,967	2.93
2023	4,210,736	3,040,179	1,350,918	967,212	99.95	99.67	84,987	2.76
2022	3,185,995	4,590,645	992,647	1,043,718	121.57	104.34	73,828	2.37
2021	3,288,886	2,754,516	995,670	1,004,775	107.21	104.92	60,478	1.87
2020	3,213,749	2,323,211	1,509,541	887,589	99.57	86.71	61,515	2.24
(1)The following individuals are our other Named Executive Officers for each fiscal year:

Year	CEO	Non-CEO NEOs
2024	Eric Thornburg	Bruce Hauk, Kristen Johnson, Tanya Moniz-Witten, and Andrew Walters
2023	Eric Thornburg	Willie Brown, Bruce Hauk, Kristen Johnson, and Andrew Walters
2022	Eric Thornburg	Andrew Gere, Bruce Hauk, Kristen Johnson, James Lynch, Andrew Walters, and Maureen Westbrook
2021	Eric Thornburg	Andrew Gere, James Lynch, Andrew Walters, and Maureen Westbrook
2020	Eric Thornburg	Andrew Gere, James Lynch, Suzy Papazian, and Andrew Walters
(2)Compensation actually paid to our named executive officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2020		2021		2022		2023		2024
Adjustments	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(1,152,286)	(269,674)	(1,282,631)	(262,473)	(1,692,981)	(311,991)	(1,709,660)	(287,875)	(1,670,168)	(390,421)

	2020		2021		2022		2023		2024
Adjustments	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,018,166	241,679	1,242,978	262,208	2,197,855	261,303	1,376,320	233,398	928,369	279,873
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	8,019	—	7,200	—	6,299	—	6,795
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(170,466)	(41,443)	(215,751)	(20,597)	316,753	23,261	(459,915)	(73,131)	(639,460)	(73,661)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(6,171)	(17,437)	(128,319)	(8,834)	136,732	(220)	(213,231)	(25,328)	(657,019)	(65,131)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	(202,059)	(43,685)	—	—	—	(28,750)	—	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—	—	—		—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—	—	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Non qualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	(791,763)	(632,101)	(634,950)	(84,225)	(49,697)	(6,469)	(688,654)	(297,356)	(748,516)	(146,317)
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	414,041	128,210	484,303	103,258	495,988	106,739	524,583	57,427	551,022	58,151

	2020		2021		2022		2023		2024
Adjustments	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs
Increase for Above-Market or Preferential Earnings on Deferred Compensation that is not Tax Qualified	—	12,499	—	11,749	—	—	—	2,860	—	3,102
TOTAL ADJUSTMENTS	(890,538)	(621,952)	(534,370)	9,105	1,404,650	51,073	(1,170,557)	(383,706)	(2,235,772)	(327,609)
(3)TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021, and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 1000 Utilities Index is the same index we use in our relative TSR plan to help determine compensation for our named executive officers and is described as such in the Compensation Discussion and Analysis section.

(4)Adjusted Diluted EPS is a non-GAAP measure that is derived from diluted earnings per share reported in SJW Group's audited financial statements adjusted to exclude certain compensation-related items, gains and losses on asset sales, changes in the fair value of equity investments, impairments of long-lived assets, and acquisition-related costs. Adjusted Diluted EPS presented above is calculated as defined in SJW Group's incentive plans which may provide for different adjustments compared to the adjustments the Corporation uses to calculate Adjusted Diluted EPS that is presented in earnings releases, investor presentations, and other external communications. Refer to Appendix A of this Proxy Statement for a reconciliation to the most directly comparable GAAP measure.
Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures
The line graphs below compare: (i) the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining named executive officers, with (ii) our cumulative TSR, (iii) Comparator Group TSR, (iv) our Net Income, and (v) our Adjusted Diluted EPS, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs Total Shareholder Return
CAP ( in thousands)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Value of $100 Invested
2020
2021
2022
2023
2024
PEO CAP
Avg Non-CEO NEO CAP
SJW TSR
S&P 1000 Utilities Index TSR

Compensation Actually Paid vs Net Income
CAP (in thousands)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Net Income (in thousands)
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
2020
2021
2022
2023
2024
PEO CAP
Avg Non-CEO NEO CAP
Net Income

Compensation Actually Paid vs Adj. Diluted EPS
CAP (in thousands)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Adj. Diluted EPS
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
2020
2021
2022
2023
2024
PEO CAP
Avg Non-CEO NEO CAP
Adjusted Diluted EPS

Pay Versus Performance Tabular List
The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers to performance for the fiscal year ended December 31, 2024:
•Adjusted diluted EPS;
•Capital additions;
•Customer satisfaction;
•Employee satisfaction;
•Environmental leadership – water quality;
•Return on equity; and
•rTSR percentile positioning.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2024, with respect to the shares of the Corporation's common stock that may be issued under the Corporation's equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column a)
	(a)		(b)		(c)
Equity Compensation Plans Approved by Stockholders (1)	191,177	(2)	—	(3)	1,488,145	(4)(5)
Equity Compensation Plans Not Approved by Stockholders (6)	—		—		—
Total	191,177	(2)	—	(3)	1,488,145	(4)(5)
(1)Consists of the Corporation's 2013 Long-Term Incentive Plan that was superseded by the 2023 Long-Term Incentive Plan, and the 2014 Employee Stock Purchase Plan that was superseded by the 2023 Employee Stock Purchase Plan. No future awards will be granted under the superseded plans, and the outstanding awards under such plans will survive in accordance with their respective terms.
(2)Includes 191,177 shares of common stock underlying deferred stock awards and restricted stock units that will entitle each holder to the issuance of one share of common stock for each deferred share or restricted stock unit that vests following the applicable performance-vesting or service-vesting requirements, consisting of 84,748 shares from the 2013 Long-Term Incentive Plan and 106,429 shares from the 2023 Long-Term Incentive Plan. Excludes outstanding purchase rights under the 2014 and 2023 Employee Stock Purchase Plans. Excludes restricted stock units and deferred stock unit awards assumed by SJW Group in connection with the merger with CTWS in October 2019.  As of December 31, 2024, a total of 21,410 shares of common stock were issuable under such assumed awards of which 2,671 shares were subject to unvested restricted stock units and 18,739 shares were subject to vested restricted stock units that will be issued in accordance with the participant’s deferral election. No additional awards may be granted under those assumed arrangements.
(3)Calculated without taking into account the 191,177 shares of common stock subject to outstanding deferred stock awards or restricted stock units that will become issuable upon or following the vesting of those awards or units, without any cash consideration or other payment required for such shares.
(4)Consists of 1,030,998 shares of common stock available for issuance under the 2023 Long-Term Incentive Plans and 457,147 shares of common stock available for issuance under the 2023 Employee Stock Purchase Plans.
(5)The shares under the 2023 Long-Term Incentive Plan may be issued pursuant to stock option grants, stock appreciation rights, restricted stock or restricted stock unit awards, performance shares, dividend equivalent rights, and stock bonuses.
(6)The Corporation does not have any outstanding equity compensation plans which are not approved by stockholders.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during the 2024 fiscal year, or at any other time, an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation served during the 2024 fiscal year as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving as a member of the Corporation's Board or the Compensation Committee. Messrs. Landis and More and Mses. Hunt and Klein served on the Compensation Committee during the 2024 fiscal year. None of the Compensation Committee members had a relationship requiring disclosure under Item 404 of Regulation S-K.

Employment Agreements, Termination of Employment and Change in Control Arrangements
Mr. Thornburg's Employment Agreement: In September 2017, the Corporation entered into an employment agreement pursuant to which Mr. Thornburg agreed to serve as the President and Chief Executive Officer effective November 6, 2017. The agreement was amended on December 31, 2019, and the material terms of such agreement, as amended, are summarized below:
•Mr. Thornburg's annual base salary for the 2017 and 2018 calendar years was established at $700,000.
•Pursuant to the December 31, 2019 amendment to his employment agreement, Mr. Thornburg's target annual incentive cash compensation shall be no less than 75 percent of his base salary starting with the 2020 fiscal year.
•Mr. Thornburg received a sign-on cash bonus in the amount of $310,000 in the first quarter of 2018. This bonus was intended in part to offset the 2017 cash incentive award forfeited by Mr. Thornburg in light of his move to the Corporation.
•Mr. Thornburg is eligible to receive enhanced severance benefits under the Executive Severance Plan (but not a tax gross-up as described below) and enhanced retirement benefits under the SJWC Cash Balance SERP.
•Mr. Thornburg is entitled to severance benefits upon an involuntary termination (under certain circumstances where he is not eligible for benefits under the Executive Severance Plan) in an amount equal to the sum of (i) (A) two times the sum of his annual base salary and target annual cash incentive compensation as in effect for the fiscal year of termination if such termination occurs on or prior to December 31, 2019, or (B) one times the sum of his annual base salary and target annual cash incentive compensation as in effect for the fiscal year of termination if such termination occurs after December 31, 2019, and (ii) his annual bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination.
•If any payments or benefits payable to Mr. Thornburg would become subject to excise tax under Section 4999 of the Code, then such payments and benefits will be subject to reduction if such reduction would provide him with a greater after-tax benefit.
•Mr. Thornburg's compensation is subject to clawback in accordance with applicable laws and regulations.
•Mr. Thornburg was reimbursed for reasonable temporary housing expenses in the San Jose area (for up to 12 months) and reasonable moving and travel expenses incurred in connection with his relocation to the San Jose area. Mr. Thornburg is also eligible to receive a company-provided motor vehicle and maintenance thereof and the same perquisites as the other senior executive officers of the Corporation. In addition, effective January 1, 2018, Mr. Thornburg is entitled to reimbursement for reasonable business-related personal expenses approved by the Chair of the Compensation Committee.
•Equity awards under the agreement include the following:
◦Three initial restricted stock unit awards granted in January 2018, covering an aggregate of 12,424 shares, of which, 6,716 are fully vested and the remaining units did not vest under the terms of such awards; and
◦A special grant of restricted stock units on November 6, 2017, covering 14,552 shares that are fully vested. This special grant was in recognition of the value of unvested equity awards that were forfeited by Mr. Thornburg in light of his move to the Corporation.

Ms. Johnson’s Employment Agreement: Prior to the closing date of the Merger between the Corporation and CTWS (the "Merger") on October 9, 2019 (the "Closing Date"), Ms. Johnson had entered into an employment agreement with CTWS and CWC that became effective at the closing of the Merger for a continuously renewing period of three years (the “Johnson Employment Agreement”). Under the Johnson Employment Agreement, Ms. Johnson was entitled to certain compensation and benefits for services to CTWS and severance benefits covering a three-year period payable upon an involuntary termination.
The Compensation Committee and the CTWS board of directors approved the amendment and restatement of the Johnson Employment Agreement effective as of November 1, 2019, to establish Ms. Johnson’s compensation and benefits for her continued service to the Corporation following the Merger; her severance benefits were already provided for in the Johnson Employment Agreement as approved by CTWS prior to the Merger.
The material terms of the amended and restated Johnson Employment Agreement dated October 9, 2019, as amended through November 1, 2019, are as follows:
i.A continuously renewing three-year term commencing with the Closing Date until Ms. Johnson’s attainment of age 65 (the “Term”);
ii.A base salary of no less than $375,000;
iii.Annual cash incentive compensation based on level of attainment of established performance goals with a target of 35 percent of base salary for 2020;
iv.Commencing in 2020, an annual RSU grant covering a target number of shares of the Corporation’s common stock equal to at least $136,000 divided by the closing price on the grant date, each such award being in the form of service-vesting RSUs that vest based on Ms. Johnson’s continued service and/or performance-based RSUs that vest based on achievement of performance goals, as determined by the Compensation Committee, and Ms. Johnson’s continued service;
v.Severance payments and benefits upon a termination without cause or due to disability, or resignation for good reason, subject to her execution of a release of claims, that were already provided for in the Johnson Employment Agreement as approved by CTWS prior to the Merger as follows:
•An amount equal to three times base salary and target annual cash incentive compensation for the year of termination, with such amount paid in 36 equal monthly installments;
•Full vesting of all CTWS incentive awards assumed by the Corporation in the Merger;
•An amount equal to the aggregate contributions to any defined contribution retirement plan that would have been made (plus earnings thereon) as if Ms. Johnson had remained employed for a period of 3 years, payable in a lump sum on the second anniversary of the termination date;
•Interest equivalent deferrals under the Deferred Compensation Plan II as if Ms. Johnson had remained employed for a period of 3 years, payable in a lump sum on the second anniversary of the termination date;
•Enhanced retirement benefits, as described in the amended and restated Johnson Employment Agreement:
•An amount equal to discounted present value of the additional pension benefits that would have been payable under the CTWS Retirement Plan, and any supplemental defined benefit plan that may then be in effect, if Ms. Johnson had remained employed for a period of 3 years, such amount payable in a lump sum on the second anniversary of the termination date;
•An amount equal to 3 times the annual contributions for life, health, disability, and similar welfare plans and perquisites payable in a lump sum on the first day of the month following termination or such later date as required for compliance with Code Section 409A;
•Reimbursement for reasonable legal or accounting fees and expenses incurred by Ms. Johnson to obtain or enforce any right or benefit provided to her under the amended and restated Johnson Employment Agreement;
•Reasonable outplacement services for a period of up to one year; and
•If her termination is due to her disability, benefits payable in accordance with any disability plan maintained by CWC, for which she is eligible.
The severance payments for Ms. Johnson under the Johnson Employment Agreement are generally the same whether her qualifying termination occurs in connection with, or without, a change in control.
Ms. Johnson is a party to a CWC SERP Agreement, under which she will be entitled to additional retirement income determined under the CWC Retirement Plan but without the compensation limit under the Code, offset by the benefit actually payable under the CWC Retirement Plan and a prior employer's defined benefit plan, subject to an early retirement reduction for a separation from service prior to attainment of age 62. In the event of a separation from service either without cause (as defined in Ms. Johnson’s employment agreement) or due to death or disability at any time before the attainment of age 62, the supplemental retirement benefit under the CWC SERP Agreement will generally be treated as separation from service that occurred after the participant attained age 62 in two respects: (i) the supplemental retirement benefit will not be reduced by an early retirement factor and (ii) the components of compensation used to calculate average earnings for purposes of the supplemental retirement benefit will be consistent with the components used following a “separation from service” after attaining age 62. Ms. Johnson has not attained age 62.
The Corporation has not entered into employment agreements with any officers of the Corporation, other than with Mr. Thornburg and Ms. Johnson, as discussed above.
Executive Severance Plan: Officers of the Corporation or its subsidiaries (other than officers who are CTWS employees or employees of any of CTWS' subsidiaries, unless specifically designated for participation by the Compensation Committee) who are serving in such capacity at the time of a change in control ("CIC") of the Corporation may become entitled to severance benefits under the Corporation's Executive Severance Plan if their employment terminates under certain circumstances in connection with such CIC.
Accordingly, should (a) such officer's employment be terminated by the Corporation for any reason other than good cause, as defined in the Executive Severance Plan, after the Corporation enters into an agreement to effect the CIC but before such agreement is terminated or prior to the expiration of a 24-month period following the effective date of the CIC, or (b) they resign for good reason (as defined in such plan) within the 24-month period following the effective date of the CIC (the "CIC Protection Period"), then (i) such officer will be entitled to a cash severance benefit consisting of three times the sum of the annual base salary and target annual cash incentive compensation, as in effect for the fiscal year of such cessation of employee status or, if higher, as in effect immediately before the CIC, (ii) for Mr. Thornburg, also an amount equal to the annual bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination, (iii) their outstanding stock options will immediately vest and other equity awards may immediately vest in accordance with the terms of the award agreements, (iv) they will be reimbursed for the cost of COBRA continuation coverage under the company's group health care plans for the officer, their spouse, and eligible dependents until the earlier of (x) the date of the last annual installment of their cash severance benefit or (y) the first date on which the officer is covered under another employer's health benefit program without exclusion for any pre-existing medical condition, and (v) they will be deemed to be three years older and be given three additional years of service for purposes of calculating their pension benefit under the SJWC Cash Balance SERP (the "Enhanced Pension Benefit").

If an officer, other than Mr. Thornburg and an officer who commences participation in the plan after October 26, 2022, qualifies for benefits under the Executive Severance Plan and any payment made in connection with a CIC or the subsequent termination of the officer's employment becomes subject to an excise tax under Section 4999 of the Code (the "Excise Tax"), then such payment or benefit will be grossed-up to ensure that such officer does not incur any out-of-pocket cost with respect to such Excise Tax, and such officer will accordingly receive the same net after-tax benefit they would have received had no Excise Tax been imposed. Pursuant to the terms of Mr. Thornburg’s employment agreement, if any compensation payments, including payments under the Executive Severance Plan, would become subject to the Excise Tax, the payments may be reduced if such reduction would provide him with a greater net after-tax benefit.
The benefits payable under the Executive Severance Plan are conditioned upon the named executive officer's execution of a general release of all employment-related claims against the Corporation and a non-solicitation covenant pursuant to which such officer may not induce any representative, agent or employee to terminate their employment or service relationship with the Corporation.
For purposes of the various payments and benefits which may be triggered under the Executive Severance Plan in connection with a CIC, the following transactions will be deemed to constitute a CIC event:
•A merger, consolidation or other reorganization, unless 50 percent or more of the outstanding voting power of the successor entity is owned, in substantially the same proportions, by the persons who were the Corporation's stockholders immediately prior to the transaction;
•A sale of all or substantially all of the Corporation's assets, unless 50 percent or more of the outstanding voting power of the acquiring entity or parent thereof is owned, in substantially the same proportions, by the persons who were the Corporation's stockholders immediately prior to the transaction;
•Certain changes in the composition of the Corporation's Board; or
•The acquisition of the Corporation's outstanding securities by any person so as to make that person the beneficial owner of securities representing 30 percent or more of the total combined voting power of the Corporation's outstanding securities.
Messrs. Thornburg, Walters, and Hauk and Ms. Moniz-Witten participate in the Executive Severance Plan. Ms. Johnson does not participate in the Executive Severance Plan.
Accelerated Vesting of Equity Awards: The Service RSU awards granted to the named executive officers vest in full on a CIC if they are not assumed, replaced or otherwise continued. If such awards are assumed, replaced or otherwise continued following a CIC, then the awards will continue to vest over the service period subject to vesting in full on a termination without good cause or resignation for good reason during the 24-month period following the effective date of the CIC. The awards also vest in full on termination by reason of death or permanent disability during the vesting period even if there is no CIC.
The PSU awards granted to the named executive officers will vest with respect to the target number of shares on a CIC if the awards are not assumed, replaced or otherwise continued. If such awards are assumed, replaced or otherwise continued following a CIC, then the awards will vest at target level at the end of the performance period or an earlier termination without good cause or resignation for good reason or by reason of death or permanent disability following the CIC. The awards also vest pro-rata based on actual performance and period of service during the performance period upon a termination without good cause or resignation for good reason or by reason of death or permanent disability other than in connection with a CIC.
Potential Payments Upon Termination, Other Than for Ms. Johnson: The potential payments that each named executive officer, other than Ms. Johnson, would receive upon (i) a qualifying termination with a CIC, (ii) a qualifying termination without a CIC, and (iii) upon a CIC are described below.

Potential Payments Upon Termination with a CIC: The table below indicates the potential payments that each named executive officer, other than Ms. Johnson, would receive upon a qualifying termination following a CIC. The potential payments to the executive officers shown in the table below are based upon the following assumptions:
i.There is a qualifying termination of employment on December 31, 2024; and
ii.The CIC is assumed to have occurred on December 31, 2024 at a price per share payable to the holders of the Corporation's common stock equal to $49.22 per share, the closing selling price of such common stock on December 31, 2024, the last trading day in the 2024 fiscal year.

Name	Cash Severance Payment ($)(1)	Present Value of Enhanced Pension Benefit ($)(2)		Estimated Value of Reimbursed COBRA Continuation Health Care Coverage ($)	Accelerated Vesting of Restricted Stock Unit Awards ($)(3)	Excise Tax Gross-Up ($)(4)	Total ($)
Eric W. Thornburg (5)	6,021,378	3,964,320		70,194	2,426,447	—	12,482,339
Andrew F. Walters	2,418,000	—	(6)	106,505	496,975	1,561,164	4,582,644
Bruce A. Hauk	2,340,000	130,862		183,684	563,570	1,686,608	4,904,724
Tanya Moniz-Witten	1,428,225	37,563		105,673	620,713	—	2,192,174
(1)Represents for Mr. Thornburg, three times Mr. Thornburg's annual salary of $909,000, plus three times his target annual cash incentive compensation of $863,550, plus his annual cash incentive for the 2024 fiscal year, based on actual performance of $703,728; for Mr. Walters, three times Mr. Walters' annual salary of $520,000 plus three times his target annual cash incentive compensation of $286,000; for Ms. Moniz-Witten, three times Ms. Moniz-Witten's annual salary of $450,000 plus three times her target annual cash incentive compensation of $$138,575; and for Mr. Hauk, three times Mr. Hauk’s annual salary of $520,000 plus three times his target annual cash incentive compensation of $$260,000.
(2)Represents the present value of the Enhanced Pension Benefit described above. The actuarial and economic assumptions used above to value the pension plan benefits under plans of employees of SJWC and CWC are summarized in the Pension Benefits section in this Proxy Statement.
(3)Represents the value of the accelerated vesting of unvested restricted stock unit awards. As described above, if the awards are assumed, replaced or otherwise continued in connection with a CIC, then the unvested Service RSU awards vest in full on a qualifying termination occurring during the CIC Protection Period and the PSU awards vest at target level upon a qualifying termination if such termination occurs after the CIC but prior to the end of the measurement period.
All reported dollar values in this column are based on the $49.22 closing selling price per share of the Corporation's common stock on December 31, 2024, the last trading day in the 2024 fiscal year and include Service RSU and PSU awards for each named executive officer.
(4)For executive officers other than Mr. Thornburg and Ms. Moniz-Witten, calculated based on (i) W-2 wages for the five-year period 2019 through 20223, (ii) an effective tax rate of 52.65% (Federal, 37%; State, 13.3%; and Medicare, 2.35%), and (iii) the vesting of all outstanding unvested stock unit awards on the assumed December 31, 2024 CIC/separation from service date.
(5)As discussed above, Mr. Thornburg is not entitled to receive a tax gross-up under the Executive Severance Plan. However, if any payments or benefits payable to him would become subject to the excise tax under Section 4999 of the Code, such payments and benefits will be reduced if such reduction would provide him with a greater after-tax benefit.  The total amount shown for Mr. Thornburg has not been reduced, as he would have a greater benefit on a net after-tax basis if paid the full amount owed. This determination is based on calculations using (i) W-2 wages for the five-year period 2019 through 2023, (ii) an effective tax rate of 52.65% (Federal, 37%; State, 13.3%; and Medicare, 2.35%), and (iii) the vesting of all outstanding unvested stock unit awards on the assumed December 31, 2024 CIC/separation from service date.
(6)There would be no enhancement to Mr. Walters' benefits under the SJWC Cash Balance SERP, whether in the form of additional compensation credits or contributions or additional years of service credit, triggered by the CIC event or the termination of his employment in connection therewith.

Potential Payments Upon Termination without a CIC: The table below indicates the potential payments that Mr. Thornburg would receive upon a qualifying termination without a CIC on December 31, 2024, based on actual performance for fiscal year 2024. Messrs. Hauk and Walters and Ms. Moniz-Witten are not eligible to receive payments under the Executive Severance Plan upon a qualifying termination without a CIC, other than the vesting of service and performance-based awards, in accordance with the terms of those awards and as described below.

Name	Annual Base Salary ($)	Target annual cash compensation ($)	Annual Cash Incentive ($)	Total Service-Based Awards and Performance-Based Awards ($)	Total ($)
Eric W. Thornburg	909,000	863,550	703,728	1,552,037	4,028,315
Andrew F. Walters	—	—	—	341,079	341,079
Bruce A. Hauk	—	—	—	425,097	425,097
Tanya Moniz-Witten	—	—	—	588,753	588,753
As described above in the section titled “Accelerated Vesting of Equity Awards,” the unvested Service RSU awards vest in full on a termination by reason of death or permanent disability and the PSU awards vest pro-rata based on actual performance and period of service during the performance period upon a termination without good cause or resignation for good reason or by reason of death or permanent disability during the performance period. The payout values included in the table above for each named executive officer's service-based awards and performance-based awards assume (i) a qualifying termination on December 31, 2024, other than in connection with a CIC, and (ii) actual performance under the performance-based awards was at target level. All reported dollar values are based on the $49.22 closing selling price per share of the Corporation's common stock on December 31, 2024, the last trading day in the 2024 fiscal year.
Potential Payments Upon a CIC: In the event of a CIC without termination where equity awards are not assumed, replaced or otherwise continued, the named executive officers would potentially be entitled to acceleration of their restricted stock unit awards as set forth in the table above under the section titled “Potential Payments Upon Termination with a CIC” but would not be entitled to the other potential payments listed in such table.
Potential Payments to Ms. Johnson upon Termination with a CIC: The table below indicates the potential payments that Ms. Johnson would receive upon a qualifying termination following a CIC. The potential payments shown in the table below are based upon the following assumptions:
i.There is a qualifying termination of Ms. Johnson’s employment on December 31, 2024; and
ii.The CIC is assumed to have occurred on December 31, 2024 at a price per share payable to the holders of the Corporation's common stock equal to $49.22 per share, the closing selling price of such common stock on December 31, 2024, the last trading day in the 2024 fiscal year.

Name	Cash Severance Payment ($)(1)	Qualified Plan Contributions ($)(2)	Interest Equivalent on Deferred Compensation Amounts ($)(3)	Additional Retirement Benefits ($)(4)	Accelerated Vesting of Restricted Stock Unit Awards (5)	Health & Welfare Benefits & Reasonable Outplacement Services ($)(6)	Total ($)
Kristen A. Johnson	2,142,000	55,914	82,620	777,273	374,515	89,725	3,522,047
(1)Represents three times Ms. Johnson’s annual salary of $510,000 plus three times her target annual cash incentive compensation of $204,000with such amount payable in 36 equal monthly installments.
(2)Represents employer contributions to the Savings Plan of Connecticut Water Company, plus related earnings, as if Ms. Johnson, had continued to be employed through the third anniversary of her termination of employment.
(3)Represents interest Ms. Johnson would have received under the Deferred Compensation Plan II as if she had continued to be employed through the third anniversary of the termination of her employment.
(4)Represents an estimate of the additional pension benefits under the CWC Retirement Plan and the CWC SERP Agreements that Ms. Johnson would have accrued had she continued to be employed through the third anniversary of her termination of employment.
(5)Represents the value of the accelerated vesting of Ms. Johnson’s unvested restricted stock unit awards. All reported dollar values in this column are based on the $49.22 closing price per share of the Corporation's common stock on December 31, 2024, the last trading day in the fiscal year. In the event Ms. Johnson experiences a qualifying termination following a CIC in which her unvested restricted stock units are assumed, replaced or otherwise continued, then her unvested Service RSU awards would vest in full on a qualifying termination occurring during 24-month period following the effective date of the CIC and her PSU awards would vest at target level upon a qualifying termination if such termination occurs after the CIC but prior to the end of the measurement period.
(6)Represents CWC’s contributions on behalf of Ms. Johnson for coverage under CWC’s health and welfare benefit plans as if Ms. Johnson had continued employment through the third anniversary of her termination of employment and $25,000 of outplacement services.
Potential Payments to Ms. Johnson Upon Termination without a CIC: In the event of a qualifying termination on December 31, 2024, other than in connection with a CIC, Ms. Johnson would be entitled to the same severance payments and benefits as if Ms. Johnson was terminated in connection with a CIC set forth in the table above, except that the value of the accelerated vesting of Ms. Johnson’s unvested restricted stock unit awards would be $257,584 (based on the vesting of her restricted stock unit awards as described in the section above titled “Accelerated Vesting of Equity Awards”). Accordingly, the total severance benefits would be $3,405,116.
Potential Payments to Ms. Johnson Upon a CIC: In the event of a CIC without termination, where Ms. Johnson’s equity awards were not assumed, replaced or otherwise continued, Ms. Johnson would potentially be entitled to acceleration of her restricted stock unit awards as set forth in the table above under the section titled “Potential Payments Upon Termination with a CIC” but Ms. Johnson would not be entitled to the other potential payments listed in such table.

COMMITTEE REPORTS
The following reports of the Audit Committee and the Executive Compensation Committee shall not be deemed incorporated by reference into any previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, nor are such reports to be incorporated by reference into any future filings.
Annual Report of the Audit Committee
In connection with the audited consolidated financial statements for the year ended December 31, 2024, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements of the Corporation and its subsidiaries with management and the independent accountants, (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301 Communications with Audit Committees, and (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding an independent registered public accounting firm's communications with the Audit Committee concerning independence and non-audit services, and has discussed with the independent registered public accounting firm its independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Corporation and its subsidiaries be included in the SJW Group Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.
Audit Committee
Daniel B. More, Committee Chair
Mary Ann Hanley
Denise L. Kruger
Carol P. Wallace
Annual Report of the Executive Compensation Committee
The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K contained in this Proxy Statement with management, and based on such review and such discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis, as contained herein, be included in this Proxy Statement.
Executive Compensation Committee
Gregory P. Landis, Committee Chair
Heather Hunt
Rebecca A. Klein
Daniel B. More

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since January 1, 2024, there have been no transactions and there are no currently proposed transactions in which the Corporation was or is a participant and the amount involved exceeds $120,000 and in which any related person (as defined under Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.
The Audit Committee reviews related party transactions as such term is defined under Item 404(a) of Regulation S-K pursuant to the Audit Committee Charter. The Audit Committee evaluates all such transactions and determines whether or not it serves the best interest of the Corporation and its stockholders and whether the relationship should be continued or eliminated. In addition, the Corporation has a written Related Party Transactions Policy which provides that any request for review submitted to the Audit Committee must describe the material terms of the proposed transaction and the related party's interest. Such policy further provides that when review of a related party transaction is required between regular Audit Committee meetings, the Audit Committee may do so at a special telephonic committee meeting or by written consent, including by email.

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS, AND OTHER MATTERS
Stockholder Proposals For The 2025 Annual Meeting
The Board is not aware of any matters, including pursuant to Rule 14a-8 of the Exchange Act or under the Corporation's Bylaws, to be presented for stockholder action at the Annual Meeting other than as set forth herein. The date of the Annual Meeting is more than 30 days before the anniversary of last year’s annual meeting of stockholders held on June 20, 2024 and although the Annual Meeting date was accelerated, we did not accelerate this year’s deadline for Rule 14-8 stockholder proposals.
Under the Bylaws, a stockholder must provide the Corporation with advance written notice of a proposed nomination or other proposal no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the preceding year's annual meeting, provided, however, that in the event the upcoming meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice must be provided no earlier than the 120th day prior to the meeting and no later than the later of (i) the 90th day prior to the meeting and (ii) the 10th day following the date on which public announcement of the date of the meeting is first made by the Corporation. A stockholder may submit a nomination or other proposal for consideration at the Annual Meeting under the Corporation’s Bylaws, subject to compliance with the requirements of the Corporation’s Bylaws, no later than the close of business on April 11, 2025. Such advance notice must include certain information and materials relating to the stockholder and the proposed nominee or other proposal as prescribed under the Bylaws. For more information on the procedure and advance notice requirements for nominating a director, see the Corporation's Bylaws, a copy of which was filed with the SEC.
If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Whether or not you intend to be present at the Annual Meeting, you are urged to vote via the internet, telephone, or by completing, signing and returning your proxy card promptly.

Stockholder Proposals For The 2026 Annual Meeting
Stockholder proposals intended to be included in the Corporation’s proxy materials for next year's annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must comply with all applicable SEC rules and regulations, and be received by the Corporation by December 1, 2025.
In addition, for a stockholder proposal (not submitted pursuant to SEC Rule 14a-8 for inclusion in the proxy materials) or any stockholder nomination to be properly brought before next year’s annual meeting by a stockholder, the stockholder must comply with the advance notice and other applicable provisions in our Bylaws. In general, for a stockholder proposal or nomination to be timely under such advance notice provision, notice of such proposal or nomination must be received by the Secretary of the Corporation at the Corporation’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of this year's annual meeting date, and must contain the information and materials set forth in our Bylaws. As a result, for next year’s annual meeting of stockholders, such notice must be received no earlier than January 14, 2026 and no later than February 13, 2026.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Bylaws.

BY ORDER OF THE BOARD OF DIRECTORS
Marisa Joss
Deputy General Counsel and Corporate Secretary
San Jose, California
April 1, 2025

APPENDIX A

Reconciliation of SJW Group GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Years Ended December 31,
	2024	2023	2022	2021	2020

Net Income (GAAP financial measure)	$93,967	$84,987	$73,828	$60,478	$61,515
Adjustments:
Compensation-related items	—	4,574	3,603	3,217	3,154
Loss (gain) on sale of assets	522	(1,381)	(5,557)	(10,032)	(835)
Change in fair value of equity investments	(1,353)	(693)	—	—	—
Impairment of long-lived asset	—	—	—	1,942	—
Items of income, costs and expenses of acquisitions	3,073	(182)	202	117	444
Adjusted income (Non-GAAP financial measure)	$96,209	$87,305	$72,076	$55,722	$64,278

Net income per common share (GAAP financial measure):
Basic	$2.87	$2.69	$2.44	$2.04	$2.16
Diluted	$2.87	$2.68	$2.43	$2.03	$2.14
Adjusted diluted income per common share (Non-GAAP financial measure):	$2.93	$2.76	$2.37	$1.87	$2.24
Average common shares outstanding:
Basic	32,701	31,575	30,305	29,601	28,522
Diluted	32,780	31,663	30,424	29,736	28,695

SJW GROUP
ANNUAL MEETING OF STOCKHOLDERS
May 14, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held on May 14, 2025, and appoints Eric W. Thornburg and Andrew F. Walters, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of SJW Group that the undersigned is entitled to vote, either on their own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of SJW Group to be held on May 14, 2025 at 9:00 AM Eastern Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could have if personally present thereat.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" EACH OF THE NINE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
SJW GROUP
May 14, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST May 13th the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Form of Proxy and the Annual Report for the year ended on December 31, 2024, are available at https://www.astproxyportal.com/ast/13455

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NINE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR each of the following director nominees:
1. ELECTION OF DIRECTORS

Nominees:
		For	Against	Abstain
1a.	C. Guardino	☐	☐	☐
1b.	M. Hanley	☐	☐	☐
1c.	H. Hunt	☐	☐	☐
1d.	R. A. Klein	☐	☐	☐
1e.	D. L. Kruger	☐	☐	☐
1f.	G. P. Landis	☐	☐	☐
1g.	D. B. More	☐	☐	☐
1h.	E. W. Thornburg	☐	☐	☐
1i.	C. P. Wallace	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the accompanying proxy statement;	☐	☐	☐
	For	Against	Abstain
3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of SJW Group for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: Act upon such other business as may properly come before the Annual Meeting or any adjournment of postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.